As filed with the Securities and Exchange Commission on August 2 5 , 2005

File No. 333- 126650

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ECHO HEALTHCARE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	56-2517815
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8000 Towers Crescent Drive
Suite 1300
Vienna, Virginia 22182
(703) 448-7688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joel Kanter
8000 Towers Crescent Drive
Suite 1300
Vienna, Virginia 22182
(703) 448-7688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard H. Miller, Esq. Michael J. Delaney, Esq. Powell Goldstein LLP 1201 West Peachtree Street, NW Suite 1400 Atlanta, Georgia 30309 (404) 572-6600 Facsimile: (404) 572-6999	Douglas S. Ellenoff, Esq. Jody R. Samuels, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, NY 10017 (212) 370-1300 Facsimile: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

Calculation of Registration Fee

Title of Each Class of Security to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, .0001 par value, and one Warrant (2)	10,781,250	$8	$86,250,000	$10,152
Shares of Common Stock included as part of the Units (2)	10,781,250	—	—	— (3)
Warrants included as part of the Units (2)	10,781,250	—	—	— (3)
Shares of Common Stock underlying the Warrants included in the Units (4)	10,781,250	$6	$64,687,500	$7,614
Representative’s Unit Purchase Option	1	$100	$100	$0
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”) (4)	468,750	$10	$4,687,500	$552
Shares of Common Stock included as part of the Representative’s Units (4)	468,750	—	—	— (3)
Warrants included as part of the Representative’s Units (4)	468,750	—	—	— (3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units (4)	468,750	$6	$2,812,500	$332
Total			$158,437,600	$18,650

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,406,250 Units and 1,406,250 shares of Common Stock and 1,406,250 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS      Subject to Completion, August 2 5 , 2005

$75,000,000

ECHO HEALTHCARE ACQUISITION CORP.

9,375,000 units

Echo Healthcare Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international operating business es in the healthcare industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or __________, 2006 [one year from the date of this prospectus] and will expire on __________, 2009 [four years from the date of this prospectus] or earlier upon redemption. Each of the shares of common stock and warrants may trade separately on and after the 90th day after the date of this prospectus unless Roth Capital Partners, LLC, the representative of the underwriters, determines that an earlier date is acceptable.

We have granted the underwriters a 45-day option to purchase up to 1,406,250 additional units solely to cover over-allotments, if any (over and above the 9,375,000 units referred to above). We have also agreed to sell to Roth Capital Partners, LLC, for $100, as additional compensation, an option to purchase up to a total of 5% of units sold in the public offering, or 468,750 units, at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We intend to apply to have our units quoted on the OTC Bulletin Board under the symbol “______” on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols “______” and “______”, respectively. We cannot assure you, however, that any such securities will continue to be quoted on the OTC Bulletin Board .

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions (1)	Proceeds, before expenses, to us
Per unit	$8.00	$0.64	$7.36
Total	$75,000,000	$6,000,000	$69,000,000

(1)	Includes a non-accountable expense allowance in the amount of 2% of the gross proceeds, or $0.16 per unit ($1,500,000 in total) payable to Roth Capital Partners, LLC (excluding any units sold to cover over-allotments).

Of the net proceeds we receive from this offering, $67,500,000 ($7.20 per unit) will be deposited into a trust account at Northern Trust Corporation maintained by Corporate Stock Transfer, Inc., acting as trustee.

We are offering the units for sale on a firm-commitment basis. Roth Capital Partners, LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about __________, 2005.

Roth Capital Partners

_______________ , 2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

Page
Prospectus Summary	1
Summary Financial Data	8
Risk Factors	9
Use of Proceeds	26
Dilution	29
Capitalization	3 1
Management’s Discussion and Analysis of Financial Condition and Results of Operations	3 2
Proposed Business	3 4
Management	5 2
Principal Stockholders	5 9
Certain Relationships and Related Transactions	6 1
Description of Securities	6 3
Underwriting	6 7
Legal Matters	7 2
Experts	7 2
Where You Can Find Additional Information	7 2
Index to Financial Statements	F-1

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

This prospectus includes industry data and forecasts we obtained from the United States Census Bureau and the Centers for Medicare and Medicaid Services. In this prospectus, we refer to additional information regarding market data obtained from market research, publicly available information and industry publications , and when such data is referenced, we have indicated its source along with the reference . Although we believe the information is reliable, we cannot guarantee the accuracy or completeness of the information and have not independently verified it.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Echo Healthcare Acquisition Corp. The term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the open market, including any existing stockholders to the extent that they purchase or acquire such shares. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

The Company

We are a blank check company that was formed on June 10, 2005 to serve as a vehicle for the acquisition of one or more domestic or international operating businesses in the healthcare industry. We are not currently considering or contemplating any specific acquisition transaction and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to any specific merger, capital stock exchange, asset acquisition or other business combination. To date, our efforts have been limited to organizational activities, and we have not acquired any such assets or business operations. We are incorporated in the State of Delaware.

The healthcare industry constitutes one of the largest segments of the United States economy. According to the Centers for Medicare and Medicaid Services, or CMS, total healthcare expenditures have increased from $245.8 billion in 1980 to a projected $1.9 trillion in 2005 . Expressed as a percentage of Gross Domestic Product, or GDP, CMS has reported that national healthcare spending has increased from 8.8% in 1980 to a projected 15.7% in 2005. In 2003, according to CMS, healthcare expenditures totaled $1. 6 7 8 trillion (or $5, 67 0 per capita) and accounted for 15.3% of GDP . In 2003, approximately $1.0 65 trillion, or 64%, of total healthcare expenditures were spent on the following categories: $5 15.9 billion (31%) on hospital care; $3 6 9 .7 billion (23%) on physician and clinical services; and $17 9.2 billion (10%) on prescription drugs. In the future, CMS projects that national healthcare expenditures will reach $3.6 trillion by 2014, which represents an average annual growth rate of 7.1% over the next ten years. CMS also projects that h ealthcare spending will reach 18.7% of GDP by 2014. In addition to domestic growth, our management believes that healthcare companies will continue to experience major international growth opportunities as a result of growing worldwide demand for healthcare products and services, heightened awareness of the importance and potential of international markets, which often offer a less-expensive and faster regulatory path for their products, and the increasing availability of a low-cost pool of scientific talent to perform product development and clinical research. We anticipate that the substantial growth in healthcare witnessed over the past 25 years will continue. Therefore, we believe there will be acquisition targets within the healthcare sector.

While we may seek to effect business combinations with more than one target business in the healthcare industry, our initial business combination must be for assets or with a target business whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets or more than one target business at the same time. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such business com binations by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Therefore, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should management elect to pursue more than one acquisition of target businesses simultaneously, management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition . Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses.

As used in this prospectus, a “target business” will include assets or an operating business in the healthcare industry and a “business combination” will mean the acquisition by us of such target business and could involve an acquisition of assets, a stock purchase, a merger or similar form of business combination . We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates have yet taken any measure, directly or indirectly, to locate a target business. Additionally, neither we nor any of our agents or affiliates have been approached by any candidates or representatives of any candidates with respect to a possible business combination with our company. We will not enter into any business combination with any affiliates of our existing stockholders, officers or directors.

Our officers and directors will not receive any compensation in this offering other than reimbursement for out-of-pocket expenses incurred by them on our behalf, which includes an aggregate of $ 12 2,500 in loans that they or their affiliates made to us in June and July to pay offering related expenses, including but not limited to, professional fees, filing fees and transfer agency fees. After the consummation of a business combination, if any, to the extent they remain as officers of the resulting business, we anticipate that they may enter into employment agreements, the terms of which will be negotiated by an independent subcommittee of our board of directors and which we expect to be comparable to employment agreements with other similarly-situated companies in the healthcare industry. Further, after the consummation of a business combination, if any, to the extent such persons remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the healthcare industry.

In addition, we have agreed to pay Windy City, Inc. $7,500 per month, for a period of up to 24 months, for use of office space, utilities and personnel. Joel Kanter, our President and Secretary, is the president and a director of Windy City, Inc.

Our executive offices are located at 8000 Towers Crescent Drive, Suite 1300, Vienna, Virginia 22182, and our telephone number at that location is (703) 448-7688.

The Offering

Securities offered:	9,375,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may begin trading separately on the 90th day after the date of this prospectus unless Roth Capital Partners, LLC, or Roth Capital, determines that an earlier date is acceptable , based on their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular . In no event will Roth Capital allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. We will file a separate Current Report on Form 8-K if the over-allotment option is exercised in whole or in part after the consummation of the offering.

Common stock:

Number outstanding before this offering:	2,343,750 shares
Number to be outstanding after this offering:	11,718,750 shares

Warrants:

Number outstanding before this offering:	0
Number to be outstanding after this offering:	9,375,000 warrants
Exercisability:	Each warrant is exercisable for one share of common stock.
Exercise price:	$6.00 per share

Exercise period:	The warrants will become exercisable on the later of:

• the completion of a business combination with a target business, or

• __________, 2006. [one year from the date of this prospectus]

The warrants will expire at 5:00 p.m., New York City time, on __________, 2009 [four years from the date of this prospectus] or earlier upon redemption.

Redemption:	We may redeem the outstanding warrants:

• in whole and not in part;
• at a price of $0.01 per warrant at any time after the warrants become exercisable;

• upon a minimum of 30 days’ prior written notice of redemption; and

• if, and only if, the average closing sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. There is no weekly trading volume or other similar condition imposed on our ability to redeem outstanding warrants. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made. Any warrants held by Roth Capital as a result of its exercise of the unit purchase option it will receive in connection with this offering will be subject to the same redemption conditions as the warrants issued in this offering.

Management Warrant Purchase:
Pursuant to the terms of a warrant purchase agreement with Roth Capital, Joel Kanter, a director, President and Secretary of our c ompany, and/or his designees, has agreed to purchase up to $750,000, which equals one p ercent of the gross proceeds of this offering, of our warrants in the open market, at a price per warrant not to exceed $1.20, within 40 trading days after separate trading of the warrants commences. Our other existing stockholders have agreed to serve as designees of Mr. Kanter with respect to this warrant purchase commitment, and they each have agreed to purchase in the open market some of the warrants that Mr. Kanter is required to purchase. While Mr. Kanter and/or his designees are committed to purchase up to $750,000 of our warrants, there is no restriction or limitation that prevents any of them from acquiring more than $750,000 of our warrants. These warrants will not be sold by Mr. Kanter , the existing stockholders or other designees until the consummation of a business combination and will be non-callable as long as they are held by Mr. Kanter and/or his designees ; however, they may be able to transfer such warrants in certain limited circumstances , such as by will in the event of their death, but the transferees receiving such warrants will be subject to the same sale restrictions imposed on Mr. Kanter and/or his designees. Although it is possible that this commitment to purchase warrants could have the effect of stabilizing the market price of our warrants, the purpose of Mr. Kanter’s warrant purchase commitment to Roth Capital was not to attempt to ensure the stabilization of the market price of the warrants but rather to demonstrate to investors that the founders of our company were confident they could consummate an attractive business combination.

Proposed OTC Bulletin Board symbols for our:

Units:	“______”

Common Stock:	“______”

Warrants:	“______”

Offering proceeds to be held in trust:
$67,500,000 of the proceeds of this offering ($7.20 per unit) will be placed in a trust account at Northern Trust Corporation maintained by Corporate Stock Transfer, Inc., pursuant to an agreement to be signed on the date of this prospectus. These proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business , except that to the extent the trust fund earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust fund to pay any federal, state or local tax obligations related thereto . These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust fund (initially, approximately $1,180,000 after the payment of the expenses relating to this offering).

A portion of the funds not held in the trust account will be used to repay loans made to us by our stockholders to cover offering related expenses. It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. As used in this prospectus, a “no-shop provision” means a contract ual pr ovision that prohibits the parties in a business combination fro m soliciting better offers or other transactions prior to the completion of the business combination or the termination thereof and requires, in the event of a breach of such provision, the breaching party to make a monet a ry payment to the non-breaching party.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust fund have been disbursed, the warrant exercise price will be paid directly to us or our successor.

Stockholders must approve business combination:
We will seek stockholder approval before effecting any business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares in favor of a business combination. As a result, any existing stockholders who acquire shares in or after this offering cannot exercise the conversion rights for those shares if a business combination is approved by a majority of our public stockholders.

We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below. When used in this prospectus, the term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares.

We will not enter into any business combination with any affiliates of our existing stockholders, officers or directors.
Conversion rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust fund, including any interest earned on their portion of the trust fund, if the business combination is approved and completed. Public stockholders that convert their stock into their pro rata share of the trust fund will continue to have the right to exercise any warrants they may hold. Because the initial per share conversion price is $7.20 per share (plus any interest), which is lower than the $8.00 per unit price paid in the offering and, which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Existing stockholders are not entitled to convert any of their shares of common stock into a pro rata share of the trust fund, including those shares acquired during or after this offering. Additionally, an existing stockholder who acquires shares during or after this offering must vote in favor of a business combination. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market, including any existing stockholders to the extent that they purchase or acquire such shares.

Liquidation if no business combination:
We will dissolve and promptly distribute only to our public stockholders the amount in our trust fund plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period).

Escrow of existing stockholders’ shares:
On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Corporate Stock Transfer, Inc., acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares will not be transferable during the escrow period and will not be released from escrow until __________, 2008 [three years from the date of this prospectus], unless we were to engage in a transaction after the consummation of the initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team and the healthcare industry, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 8 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	July 11, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital/(deficiency)	$(76,130)	$68,704,000
Total assets	162,500	68,704,000
Total liabilities	138,500	—
Value of common stock that may be converted to cash ($7.20 per share)	—	13,493,250
Stockholders’ equity	24,000	55,210,750

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

The working capital and total assets amounts include the $67,500,000 to be held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust fund will be distributed solely to our public stockholders. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market, including any existing stockholders to the extent that they purchase or acquire such shares.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 9,375,000 shares sold in this offering, or 1,874,063 shares of common stock, at an initial per-share conversion price of $7.20, without taking into account interest earned on the trust fund. The actual per-share conversion price will be equal to:

•	the amount in the trust fund, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in the offering.

In connection with the stockholder vote required to approve any business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing stockholders have also agreed that, if they acquire shares of common stock in or following this offering, they will vote such acquired shares in favor of a business combination.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

Risks Associated With Our Potential Business

We are a newly formed company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently formed company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more domestic or international operating businesses in the healthcare industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Other than reviewing several industry reports, including those published by CMS, in order to define the healthcare industry, neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. We will not generate any revenues or income (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the trust fund and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination after this offering. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—Liquidation if no Business Combination.”

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business—Comparison to Offerings of Blank Check Companies” below.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, approximately 22 similarly structured blank check companies have completed initial public offerings since August 2003 and numerous others have filed registration statements. Of these companies, only one company has consummated a business combination, while three other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 21 blank check companies with more than $923 million in trust, and may be at least 28 additional blank check companies with more than $2.1 billion in trust that are seeking to carry out a business plan similar to our business plan. While some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only one of such companies has completed a business combination and three of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $7.20 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, and it is not a condition to our doing business with anyone. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, is there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $7.20 per share held in the trust account, plus interest, due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, our Chairman and executive officers will be personally liable under certain circumstances (for example, if a vendor does not waive any rights or claims to the trust account) to ensure that the proceeds in the trust fund are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary to ensure that such claims do not reduce the amount in the trust fund. However, we cannot assure you that our Chairman and executive officers will be able to satisfy those obligations.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 77,968,750 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Roth Capital, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a Business Combination—Selection of a Target Business and Structuring of a Business Combination.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Our ability to effect a business combination and to execute any potential business plan afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. We expect that most of our current management and other key personnel will not remain associated with us following a business combination, other than potentially serving as members of the board of directors; therefore, we most likely will employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as with United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest. Any such negotiations will be conducted by an independent subcommittee of the board of directors convened for this specific purpose.

If management were to negotiate to be retained by the c ompany post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. The financial interest of our officers and directors could influence their motivation in selecting a target business, and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers is engaged in several other business endeavors and is not obligated to contribute any specific number of hours per week to our affairs. If our officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a discussion of potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors are currently affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Due to these existing affiliations, they may have conflicting fiduciary obligations with regard to presenting certain potential business opportunities to those entities that may be of interest to us. Our officers and directors may in the future become affiliated with other entities, including other “blank check” companies, engaged in business activities similar to those we intend to conduct. Accordingly, such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with one or more of our existing stockholders, conflicts of interest could arise.

Our existing stockholders either currently have or may in the future have affiliations with companies in the healthcare and related industries. If we were to seek a business combination with a target business with which one or more of our existing stockholders may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Conflicts that may arise may not be resolved in our favor.

All of our directors own shares of our securities that will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our directors own shares of common stock in our company that were issued prior to this offering but have waived their right to receive distributions with respect to these shares upon our liquidation if we are unable to complete a business combination. Additionally, our President and Secretary, Joel Kanter, or his designees, has agreed to purchase up to $750,000, which equals one percent of the gross proceeds of this offering, of our warrants in the open market, at a price not to exceed $1.20 per warrant, once such warrants begin to trade separately, which if purchased and then subsequently exercised would result in management owning more than a 20% interest in our company. Our other existing stockholders have agreed to serve as designees of Mr. Kanter with respect to this warrant purchase commitment, and they each have agreed to purchase in the open market some of the warrants that Mr. Kanter is required to purchase. These warrants will not be sold until the consummation of a business combination ; however, they may be transferable in certain limited circumstances, such as by will in the event of death, but the transferees receiving such warrants will be subject to the same sale restrictions imposed on Mr. Kanter and/or his designees . The shares and warrants owned by these seven directors will be worthless if we do not consummate a business combination. The personal and financial interests of these directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, these directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the portion of net proceeds of the offering that is not placed in the trust fund, unless the business combination is consummated, and therefore they may have a conflict of interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the portion of net proceeds of the offering that is not placed in the trust fund, unless the business combination is consummated. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which will cause us to be solely dependent on a single business.

The net proceeds from this offering will provide us with approximately $68.7 million, which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a con sequence, w e could seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition . Furthermore, even if we complete the acquisition o f more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses.

Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Additionally, pursuant to the terms of a warrant purchase agreement with Roth Capital, our President and Secretary, Joel Kanter, or his designees, has agreed to purchase up to $750,000, which equals one percent of the gross proceeds of this offering, of our warrants on the open market , at a price not to exceed $1.20 per warrant, during the 40 trading day period after, such warrants begin to trade separately, which may result in management having greater than a 20% interest in our company if these warrants are subsequently exercised. Our other existing stockholders have agreed to serve as designees of Mr. Kanter with respect to this war rant purchase commitment, and they have agreed to purchase in the open market some of the warrants that Mr. Kanter is required to purchase. These warrants cannot be sold until after consummation of a business combination ; however, they may be able to transfer such warrants in certain limited circumstances such as by will in the event of their death, but the transferees receiving such warrants will be subject to the same sale restrictions imposed on Mr. Kanter and/or his designees. None of our other existing stockholders, officers and directors has indicated to us that they intend to purchase units in the offering or, except as noted above, warrants on the open market.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, initially only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or in the open market. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.01 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30% or $2.39 per share (the difference between the pro forma net tangible book value per share of $5.61, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units (but not including any over-allotments issued to the underwriters or the warrants associated with Roth Capital’s unit purchase option), we will be issuing warrants to purchase 9,375,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before three years from the date of this prospectus. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 2,343,750 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in these states and in a limited number of other jurisdictions in which an applicable exemption is available or an appli cation has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the state securities laws and registrations affecting this offering, please see “Underwriting—State Blue Sky Information” below.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

We anticipate that our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, which, among other problems, may make it difficult for us to complete a business combination. Such restrictions include:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense for which we have not budgeted.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

All of our officers or directors own shares of our common stock, and no salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. We believe that four members of our board of directors are “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because our existing stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on promotional or development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a promotional or development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 is less than the required $1,985,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if he or she wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.

Since we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company, an entity in its development stage and/or an entity subject to unknown or unmanageable liabilities, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business—Effecting a Business Combination—We have not Identified a Target Business.”

Acquisitions that we may undertake would involve a number of inherent risks, any of which could cause us not to realize the benefits anticipated to result.

It is possible that, following our initial acquisition, our strategy will include expanding our operations and other capabilities through acquisitions of businesses and assets. Acquisition transactions involve various inherent risks, such as:

•	uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates;

•	the potential loss of key customers, management and employees of an acquired business;

•	the ability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction;

•	problems that could arise from the integration of the acquired business; and

•	unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition or other transaction rationale.

Any one or more of these factors could cause us not to realize the benefits anticipated to result from the acquisition of businesses or assets or could result in unexpected liabilities associated with these acquisition candidates.

In the event we acquire a business that is unable to satisfy regulatory requirements relating to internal controls, or if its internal controls over financial reporting are not effective, our business and our stock price could suffer.

Section 404 of the Sarbanes-Oxley Act of 2002 requires companies to do a comprehensive evaluation of their internal controls, including an evaluation of any target businesses acquired by a company. In the event the internal controls over financial reporting of a target business cannot satisfy the regulatory requirements relating to internal controls or if these internal controls over financial reporting are not effective, we may not be able to complete a business combination with the target business without substantial cost or significant risks to our company or our management may be unable to certify as to the effectiveness of the internal controls and our auditor may be unable to publicly attest to this certification following the completion of a business combination. Our efforts to comply with Section 404 and related regulations regarding our management’s required assessment of internal controls over financial reporting and our independent auditors’ attestation of that assessment may require the commitment of significant financial and managerial resources or may prevent a business combination with certain target businesses. If we fail to timely complete our evaluation, if our management is unable to certify the effectiveness of the internal controls of our company or the acquired business or if our auditors cannot attest to management’s certification, we could be subject to regulator scrutiny and loss of public confidence, which could have an adverse effect on our business and our stock price.

We may acquire a domestic business with operations outside of the United States and may face certain economic and regulatory challenges that we may be unable to meet.

While we expect to acquire a business or assets in the United States, we may acquire a business or assets with operations outside the United States. There are certain risks inherent in doing business in international markets, particularly in the healthcare industry, which is heavily regulated and controlled in many jurisdictions outside the United States. These risks include:

•	less developed healthcare infrastructures and generally higher costs;

•	difficulty in obtaining the necessary healthcare regulatory approvals for any potential expansion, and the possibility that any approvals that may be obtained would impose restrictions on the operation of our business;

•	the inability to manage and coordinate the healthcare regulatory requirements of multiple jurisdictions that are constantly evolving and subject to unexpected change;

•	difficulties staffing and managing foreign operations;

•	fluctuations in exchange rates;

•	reduced or no protection for intellectual property rights; and

•	potentially adverse tax consequences.

Our inability to manage these risks effectively could adversely affect our proposed business and limit our ability to expand our operations, which would have a material adverse effect on our business, financial condition and results of operations.

The inability of the sellers of companies we may acquire to fulfill their indemnification obligations to us under our acquisition agreements could increase our liabilities and adversely affect our results of operations and financial position.

We intend to negotiate as a term in our acquisition agreements the respective sellers will agree to retain responsibility for and indemnify us against damages resulting from certain third-party claims or other liabilities that are customarily included in acquisition agreements of this nature. However, there may be instances in which we determine to ultimately enter into an acquisition agreement without such seller indemnification obligations such as in purchases of assets out of bankruptcy. These third-party claims and other liabilities include, without limitation, premium payments to funds created under applicable Federal laws, costs associated with various litigation matters, and certain environmental liabilities. The lack of seller indemnification obligations or the failure of any seller to satisfy its obligations with respect to claims and retained liabilities covered by the acquisition agreements could have an adverse effect on our results of operations and financial position because claimants may successfully assert that we are liable for those claims and/or retained liabilities. In addition, we expect that certain obligations of the sellers to indemnify us will terminate upon expiration of the applicable indemnification period and will not cover damages in excess of the applicable coverage limit. The assertion of third-party claims after the expiration of the applicable indemnification period or in excess of the applicable coverage limit, or the failure of any seller to satisfy its indemnification obligations with respect to breaches of its representations and warranties, could have an adverse effect on our results of operations and financial position.

Risks Associated with the Healthcare Industry

Even if we acquire domestic or international assets or operations, about which no assurances can be given, our proposed business will be subject to numerous risks, including the following:

Changes in the healthcare industry are subject to various influences, each of which may affect our prospective business.

The healthcare industry is subject to changing political, economic and regulatory influences. These factors affect the purchasing practices and operations of healthcare organizations. Any changes in current healthcare financing and reimbursement systems could cause us to make unplanned enhancements of our prospective products or services, or result in delays or cancellations of orders, or in the revocation of endorsement of our prospective products or services by clients. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. Such programs may increase governmental regulation or involvement in healthcare, lower reimbursement rates, or otherwise change the environment in which healthcare industry participants operate. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our prospective products or services.

Many healthcare industry participants are consolidating to create integrated healthcare systems with greater market power. As the healthcare industry consolidates, competition to provide products and services to industry participants will become even more intense, as will the importance of establishing a relationship with each industry participant. These industry participants may try to use their market power to negotiate price reductions for our prospective products and services. If we were forced to reduce our prices, our operating results could suffer if we could not achieve corresponding reductions in our expenses.

Any business we acquire will be subject to extensive government regulation. Any changes to the laws and regulations governing our prospective business, or the interpretation and enforcement of those laws or regulations, could cause us to modify our possible operations and could negatively impact such operating results.

We believe that our prospective business will be extensively regulated by the federal government and any states in which we decide to operate. The laws and regulations governing our operations, if any, are generally intended to benefit and protect persons other than our stockholders. The government agencies administering these laws and regulations have broad latitude to enforce them. These laws and regulations along with the terms of any government contracts we may enter into would regulate how we do business, what products and services we could offer and how we would interact with the public. These laws and regulations, and their interpretations, are subject to frequent change. Changes in existing laws or regulations, or their interpretations, or the enactment of new laws or regulations could reduce our revenue, if any, by:

•	imposing additional capital requirements;

•	increasing our liability;

•	increasing our administrative and other costs;

•	increasing or decreasing mandated benefits;

•	forcing us to restructure our relationships with providers; or

•	requiring us to implement additional or different programs and systems.

For example, Congress enacted the Health Insurance Portability and Accountability Act of 1996, which mandates that health plans enhance privacy protections for member protected health information. This requires health plans to add, at significant cost, new administrative, information and security systems to prevent inappropriate release of protected member health information. Compliance with this law is uncertain and has affected the revenue streams of entities subject to it. Similarly, individual states periodically consider adding operational requirements applicable to health plans, often without identifying funding for these requirements. In 1999, the California legislature enacted a law effective in 2001 for all health care service plan contracts issued, delivered, amended or renewed on or after January 1, 2000, requiring all health plans to make available to members independent medical review of their claims. Any analogous requirements applied to our prospective products or services would be costly to implement and could affect our prospective revenues.

We believe that our business, if any, will be subject to various routine and non-routine governmental reviews, audits and investigations. Violation of the laws governing our prospective operations, or changes in interpretations of those laws, could result in the imposition of civil or criminal penalties, the cancellation of any contracts to provide products or services, the suspension or revocation of any licenses, and exclusion from participation in government sponsored health programs, such as Medicaid. If we become subject to material fines or if other sanctions or other corrective actions were imposed upon us, we might suffer a substantial reduction in revenue and might also lose one or more of our government contracts and as a result lose significant numbers of members and amounts of revenue.

The current administration’s issuance of new regulations, its review of the existing Health Insurance Portability and Accountability Act of 1996 rules and other newly published regulations, the states’ ability to promulgate stricter rules and uncertainty regarding many aspects of the regulations may make compliance with any new regulatory landscape difficult. In order to comply with any new regulatory requirements, any prospective business we acquire may be required to employ additional or different programs and systems, the costs of which are unknown to us at this time. Further, compliance with any such new regulations may lead to additional costs that we have not yet identified. We do not know whether, or the extent to which, we would be able to recover our costs of complying with any new regulations. Any new regulations and the related compliance costs could have a material adverse effect on our business.

If we are unable to attract qualified healthcare professionals at reasonable costs, it could limit our ability to grow, increase our operating costs and negatively impact our business.

We may rely significantly on our ability to attract and retain qualified healthcare professionals who possess the skills, experience and licenses necessary to meet the certification requirements and the requirements of the hospitals, nursing homes and other healthcare facilities with which we may work, as well as the requirements of applicable state and federal governing bodies. We will compete for qualified healthcare professionals with hospitals, nursing homes and other healthcare organizations. Currently, for example, there is a shortage of qualified nurses in most areas of the United States. Therefore, competition for nursing personnel is increasing, and nurses’ salaries and benefits have risen. This may also occur with respect to other healthcare professionals on whom our business may become dependent.

Our ability to attract and retain such qualified healthcare professionals will depend on several factors, including our ability to provide attractive assignments and competitive benefits and wages. We cannot assure you that we will be successful in any of these areas. Because we may operate in a fixed reimbursement environment, increases in the wages and benefits that we must provide to attract and retain qualified healthcare professionals or increases in our reliance on contract or temporary healthcare professionals could negatively affect our revenue. We may be unable to continue to increase the number of qualified healthcare professionals that we recruit, decreasing the potential for growth of our business. Moreover, if we are unable to attract and retain qualified healthcare professionals, we may have to limit the number of clients for whom we can provide any of our prospective products or services.

The healthcare industry may not accept our products or services, if any, or buy such products or services, which would adversely affect our financial results.

We will have to attract customers throughout the healthcare industry or our financial results will be adversely affected. To date, the healthcare industry has been resistant to adopting certain new products and services, such as information technology solutions.

We believe that we will have to gain significant market share with our prospective products and services before our competitors introduce alternative products or services with features similar to ours. Any significant shortfall in the number of clients using our prospective products or services would adversely affect our financial results.

We may face substantial risks of litigation as a result of operating in the healthcare industry. If we become subject to malpractice and related legal claims, we could be required to pay significant damages, which may not be covered by insurance.

Litigation is a risk that each business contends with, and businesses operating in the healthcare industry do so more than most. In recent years, medical product companies have issued recalls of medical products, and physicians, hospitals and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large monetary claims and significant defense costs. We intend to maintain liability insurance in amounts that we believe will be appropriate for our prospective operations. We also intend to maintain business interruption insurance and property damage insurance, as well as an additional umbrella liability insurance policy. However, this insurance coverage may not cover all claims against us. Insurance coverage may not continue to be available at a cost allowing us to maintain adequate levels of insurance. If one or more successful claims against us were not covered by or exceeded the coverage of our insurance, our financial condition could be adversely affected.

We may be dependent on payments from Medicare and Medicaid. Changes in the rates or methods governing these payments for our prospective products or services, or delays in such payments, could adversely affect our prospective revenue.

A large portion of our revenue may consist of payments from Medicare and Medicaid programs. Because these are generally fixed payments, we would be at risk for the cost of any products or services provided to our clients. We cannot assure you that Medicare and Medicaid will continue to pay in the same manner or in the same amount that they currently do. Any reductions in amounts paid by government programs for our prospective products or services or changes in methods or regulations governing payments would adversely affect our potential revenue. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would also adversely affect our potential revenue.

If our costs were to increase more rapidly than fixed payment adjustments we receive from Medicare, Medicaid or other third-party payors for any of our potential products or services, our revenue could be negatively impacted.

We may receive fixed payments for our prospective products or services based on the level of service or care that we provide. Accordingly, our revenue may be largely dependent on our ability to manage costs of providing any products or services and to maintain a client base. We may become susceptible to situations where our clients may require more extensive and therefore more expensive products or services than we may be able to profitably deliver. Although Medicare, Medicaid and certain third-party payors currently provide for an annual adjustment of various payment rates based on the increase or decrease of the medical care expenditure category of the Consumer Price Index, these increases have historically been less than actual inflation. If these annual adjustments were eliminated or reduced, or if our costs of providing our products or services increased more than the annual adjustment, any revenue stream we may generate would be negatively impacted.

We may depend on payments from third-party payors, including managed care organizations. If these payments are reduced, eliminated or delayed, our prospective revenues could be adversely affected.

We may be dependent upon private sources of payment for any of our potential products or services. Any amounts that we may receive in payment for such products and services may be adversely affected by market and cost factors as well as other factors over which we have no control, including regulations and cost containment and utilization decisions and reduced reimbursement schedules of third-party payors. Any reductions in such payments, to the extent that we could not recoup them elsewhere, would have a material adverse effect on our prospective business and results of operations. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would have a material adverse effect on our prospective business and results of operations.

Medical reviews and audits by governmental and private payors could result in material payment recoupments and payment denials, which could negatively impact our business.

Medicare fiscal intermediaries and other payors may periodically conduct pre-payment or post-payment medical reviews or other audits of our prospective products or services. In order to conduct these reviews, the payor would request documentation from us and then review that documentation to determine compliance with applicable rules and regulations, including the documentation of any products or services that we might provide. We cannot predict whether medical reviews or similar audits by federal or state agencies or commercial payors of such products or services will result in material recoupments or denials, which could have a material adverse effect on our financial condition and results of operations.

Regional concentrations of our business may subject us to economic downturns in those regions.

Our business operations may include or consist of regional companies. If our operations are concentrated in a small number of states, we will be exposed to potential losses resulting from the risk of an economic downturn in these states. If economic conditions in these states deteriorate, we may experience a reduction in existing and new business, which may have a material adverse effect on our business, financial condition and results of operations.

We may be dependent primarily on a single potential product or service. Such a product or service may take us a long time to develop, gain approval for and market.

Our future financial performance may depend in significant part upon the development, introduction and client acceptance of new or enhanced versions of a single potential product or service to the healthcare industry. We cannot assure you that we would be successful in acquiring, developing or marketing such a product or service or any potential enhancements to it. Such activities may take us a long time to accomplish, and there can be no guarantee that we would ever actually acquire, develop or market any such product or service. In addition, competitive pressures or other factors may result in price erosion that could have a material adverse effect on our results of operation.

If the FDA or other state or foreign agencies impose regulations that affect our potential products, our costs will increase.

The development, testing, production and marketing of any of our potential products that we may manufacture, market or sell following a business combination may be subject to regulation by the FDA as “devices” under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. Before a new medical device, or a new use of, or claim for, an existing product can be marketed in the United States, it must first receive either 510(k) clearance or pre-market approval from the FDA, unless an exemption applies. Either process can be expensive and lengthy. The FDA’s 510(k) clearance process usually takes from three to twelve months, but it can take longer and is unpredictable. The process of obtaining pre-market approval is much more costly and uncertain than the 510(k) clearance process and it generally takes from one to three years, or even longer, from the time the application is filed with the FDA.

In the United States, medical devices must be:

•	manufactured in registered and quality approved establishments by the FDA; and

•	produced in accordance with the FDA Quality System Regulation, or QSR, for medical devices.

As a result, we may be required to comply with QSR requirements and if we fail to comply with these requirements, we may need to find another company to manufacture any such devices, which could delay the shipment of our potential product to our customers.

The FDA requires producers of medical devices to obtain FDA licensing prior to commercialization in the United States. Testing, preparation of necessary applications and the processing of those applications by the FDA is expensive and time consuming. We do not know if the FDA would act favorably or quickly in making such reviews, and significant difficulties or costs may potentially be encountered by us in any efforts to obtain FDA licenses. The FDA may also place conditions on licenses that could restrict commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. Delays imposed by the FDA licensing process may materially reduce the period during which we have the exclusive right to commercialize any potential patented products. We may make modifications to any potential devices and may make additional modifications in the future that we may believe do not or will not require additional clearances or approvals. If the FDA should disagree and require new clearances or approvals for the potential modifications, we may be required to recall and to stop marketing the potential modified devices. We also may be subject to Medical

Device Reporting regulations, which would require us to report to the FDA if our products were to cause or contribute to a death or serious injury, or malfunction in a way that would likely cause or contribute to a death or serious injury. We cannot assure you that such problems will not occur in the future.

Additionally, our potential products may be subject to regulation by similar agencies in other states and foreign countries. Compliance with such laws or regulations, including any new laws or regulations in connection with any potential products developed by us, might impose additional costs on us or marketing impediments on such products, which could adversely affect our prospective revenues and increase our expenses. The FDA and state authorities have broad enforcement powers. Our failure to comply with applicable regulatory requirements could result in enforcement action by the FDA or state agencies, which may include any of the following sanctions:

•	warning letters, fines, injunctions, consent decrees and civil penalties;

•	repair, replacement, refunds, recall or seizure of our products;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusal of requests for 510(k) clearance or premarket approval of new products, new intended uses, or modifications to existing products;

•	withdrawal of 510(k) clearance or premarket approvals previously granted; and

•	criminal prosecution.

If any of these events were to occur, it could harm our business.

The FDA can impose civil and criminal enforcement actions and other penalties on us if we were to fail to comply with stringent FDA regulations.

Medical device manufacturing facilities must maintain records, which are available for FDA inspectors, documenting that the appropriate manufacturing procedures were followed. Should we acquire such a facility as a result of a business combination, the FDA would have authority to conduct inspections of such a facility. Labeling and promotional activities are also subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. Any failure by us to take satisfactory corrective action in response to an adverse inspection or to comply with applicable FDA regulations could result in enforcement action against us, including a public warning letter, a shutdown of manufacturing operations, a recall of our products, civil or criminal penalties or other sanctions. From time to time, the FDA may modify such requirements, imposing additional or different requirements, which could require us to alter our business methods which could potentially result in increased expenses.

If we consummate an acquisition of a healthcare technology company and are unable to keep pace with the changes in the technology applicable to the healthcare industry, our products could become obsolete and it could hurt our prospective results of operations.

The healthcare technology industry is generally characterized by intense, rapid changes, often resulting in product obsolescence or short product life cycles. If we consummate an acquisition of a healthcare technology company, then our ability to compete after consummation of a business combination will be dependent upon our ability to keep pace with changes in healthcare technology. If we are ultimately unable to adapt our operations as needed, our financial condition following a business combination will be adversely affected.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option		Over-Allotment Option Exercised

Gross proceeds	$75,000,000		$86,250,000
Offering expenses (1)
Underwriting discount (2)(3)	4,500,000		5,175,000
Underwriting non-accountable expense allowance (4)	1,500,000		1,500,000
Legal fees and expenses (including blue sky services and expenses)	200,000		200,000
Miscellaneous expenses	10,006		10,006
Printing and engraving expenses	50,000		50,000
Accounting fees and expenses	25,000		25,000
SEC registration fee	18,650		18,650
NASD registration fee	16,344		16,344

Net proceeds
Held in trust (3)	67,500,000		77,625,000
Not held in trust	1,180,000		1,630,000
Total net proceeds	$68,680,000		$79,255,000

Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$200,000	(16.95%)	$200,000	(12.27%)
Due diligence of prospective target businesses	600,000	(50.85%)	600,000	(36.81%)
Legal and accounting fees relating to SEC reporting obligations	50,000	(4.24%)	50,000	(3.07%)
Administrative fees relating to office space ($7,500 per month for 24 months)	180,000	(15.25%)	180,000	(11.04%)
Working capital and reserves (including potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination), director and officer liability insurance premiums and reserves	150,000	(12.71%)	600,000	(36.81%)
Total	$1,180,000	(100%)	$1,630,000	(100%)

(1)	A portion of the offering expenses have been paid from the funds we borrowed from our directors, as further described below. These funds will be repaid out of the net proceeds of this offering not being placed in trust upon consummation of this offering.

(2)	Consists of an underwriting discount of 6% of the gross proceeds of this offering (including any units sold to cover over-allotments).

(3)	Does not include the fee for advisory services in the amount of 1% of the total consideration paid in the business combination that will be paid to Roth Capital upon consummation of a business combination.

(4)	The 2% non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

$67,500,000, or $77,625,000 if the underwriters’ over-allotment option is exercised in full, of the net proceeds will be placed in a trust account at Northern Trust Corporation maintained by Corporate Stock Transfer, Inc., as trustee. The proceeds will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation , except that to the extent the trust fund earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust fund to pay any federal, state or local tax obligations related thereto . The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time.

We have agreed to pay Windy City, Inc., an affiliated third party of which Mr. Kanter is president and a director, $7,500 per month for office space, utilities and personnel.

Pursuant to the terms of a warrant purchase agreement with Roth Capital, Mr. Kanter, our President and Secretary, or his designees, has agreed to purchase up to $750,000, which equals one percent of the gross proceeds of this offering, of our warrants in the open market, at a price per warrant not to exceed $1.20 during the 40 trading day period commencing after separate trading of the warrants. Our other existing stockholders have agreed to serve as designees of Mr. Kanter with respect to this warrant purchase commitment, and they have agreed to purchase in the open market some of the warrants that Mr. Kanter is required to purchase. These warrants will not be sold by Mr. Kanter, the existing stockholders or his designees until the consummation of a business combination; however, they may be able to transfer such warrants in certain limited circumstances, such as by will in the event of their death, but the transferees receiving such warrants will be subject to the same sale restrictions imposed on Mr. Kanter and/or his designees. While Mr. Kanter and/or his designees are committed to purchase up to $750,000 of our warrants, there is no restriction or limitation that prevents any of them from acquitting more than $750,000 of our warrants.

Prior to the closing of a business combination, we have agreed to obtain key person life insurance in the amount of $2,000,000 in the aggregate on the lives of certain members of our management for a three year period. The premium for such life insurance policy, of which we will be the sole beneficiary, is expected to be approximately $5,000 per year per individual.

We intend to use the excess working capital (approximately $150,000) being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

It is also possible that we could use a portion of such excess working capital to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. As used in this prospectus, a “no-shop provision” means a cont ract ual pr ovision that prohibits the parties in a business combination fro m soliciting better offers or other transactions prior to the completion of the business combination or the termination thereof and requires, in the event of a breach of such provision, the breaching party to make a monetary payment to the non-breaching party.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

As of the date of this prospectus, M ess r s . Burleson, Pendergest , and Brukardt, Dr. Clemow, Dr. Martin and Windy City, Inc. have loaned us a total of $ 12 2,500, which was used to pay a portion of the expenses of this offering, such as transfer agency fees, SEC registration fees, NASD registration fees and legal and accounting fees and expenses. The loan from Mr. Burleson will be payable without interest on the earlier of June 23, 2006 or the consummation of the offering. The loan from Windy City, Inc. will be payable without interest on the earlier of July 8, 2006 or the consummation of the offering. The loan from Mr. Pendergest will be payable without interest on the earlier of July 11, 2006 or the consummation of the offering. The loan from Dr. Martin will be payable without interest on the earlier of July 15, 2006 or the consummation of the offering. The loan from Dr. Clemow will be payable without interest on the earlier of July 22, 2006 or the consummation of the offering. The loan from Mr. Brukardt will be payable without interest on the earlier of July 28, 2006 or the consummation of the offering.

The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Other than the $7,500 per month fee to Windy City, Inc. described above, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that they may enter into employment agreements, the terms of which will be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the healthcare industry. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the healthcare industry.

A public stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund) only in the event of our liquidation upon our failure to complete a business combination or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust fund. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market, including any existing stockholders to the extent that they purchase or acquire such shares.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash if voted against the business combination), by the number of outstanding shares of our common stock.

At July 11, 2005, our net tangible book value was a deficiency of $(76,130) approximately $(0.03) per share of common stock. After giving effect to the sale of 9,375,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,874,063 shares of common stock which may be converted into cash) at July 11, 2005 would have been $55,210,750 or $5.61 per share, representing an immediate increase in net tangible book value of $5.64 per share to the existing stockholders and an immediate dilution of $2.39 per share or 30% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00

Net tangible book value before this offering	(0.03)
Increase attributable to new investors	$5.64
Pro forma net tangible book value after this offering		$5.61
Dilution to new investors		$2.39

Our pro forma net tangible book value after this offering has been reduced by approximately $13,493,250 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust fund calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage	Average Price Per Share
Existing stockholders	2,343,750	20.0%	$25,000	0.033%	$0.01
New investors (1)	9,375,000	80.0%	$75,000,000	99.967%	$8.00
	11,718,750	100.0%	$75,025,000	100.0%

(1)	Assumes the sale of 9,375,000 units in this offering, but not the exercise of 9,375,000 warrants to purchase shares of our common stock sold as part of such units.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(76,130)
Net p roceeds from this offering	68,680,000
Offering costs excluded from tangible book value before this offering	100,130
Less: Proceeds held in trust subject to conversion to cash ($67,500,000 x 19.99%)	(13,493,250)
$55,210,750
Denominator:
Shares of common stock outstanding prior to the offering	2,343,750
Shares of common stock included in the units offered	9,375,000
Less: Shares subject to conversion (9,375,000 x 19.99%)	(1,874,063)
9,844,687

CAPITALIZATION

The following table sets forth our capitalization at July 11, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	July 11, 2005 Actual	As Adjusted
Notes payable to existing stockholders	$72,500	$—
Total Debt	$72,500	$—
Common stock, $.0001 par value, -0- and 1,874,063 shares which are subject to possible conversion, shares at conversion value (1) (2)	$—	$13,493,250
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.0001 par value, 100,000,000 shares authorized; 2,343,750 shares issued and outstanding; 9,844,688 shares issued and outstanding (excluding 1,874,063 shares subject to possible conversion), as adjusted	$234	$984
Additional paid-in capital	$24,766	$55,210,766
Deficit accumulated during the development stage	$(1,000)	$(1,000)
Total stockholders’ equity	$24,000	$55,210,750
Total capitalization	$96,500	$68,704,000

(1)	Notes payable to existing stockholders are payable on the earlier of June 23, 2006 or on the consummation of this offering with respect to the $25,000 loan from Mr. Burleson, on the earlier of July 8, 2006 or on the consummation of this offering with respect to the $25,000 loan from Windy City, Inc., and on the earlier of July 11, 2006 or on the consummation of this offering with respect to the $22,500 loan from Mr. Pendergest.

(2)	If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash (approximately $13,493,250) of up to approximately 19.99% of the aggregate number of shares (approximately 1,874,063 shares) sold in this offering at a per-share conversion price equal to the amount in the trust fund ($7.20 per share), inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on June 10, 2005 to serve as a vehicle to acquire one or more domestic or international operating business es in the healthcare industry, through a merger, capital stock exchange, asset acquisition or other similar business combination. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $6,320,000, including $1,500,000 evidencing the underwriters’ non-accountable expense allowance of 2% of the gross proceeds, and underwriting discounts of approximately $4,500,000 (or $5,175,000 if the underwriters’ over-allotment option is exercised in full), will be approximately $68,680,000 (or $79,255,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $67,500,000, or $77,625,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining $1,180,000 (or $1,630,000 if the underwriters’ over-allotment option is exercised in full) will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $200,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for administrative services and support payable to affiliated third parties (up to $7,500 per month for up to 24 months), $600,000 of expenses for the due diligence and investigation of a target business, $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $150,000 for general working capital that will be used for miscellaneous expenses and reserves. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

As of the date of this prospectus, M ess r s . Burleson, Pendergest and Brukardt, Dr. Clemow, Dr. Martin and Windy City, Inc. have loaned us a total of $ 12 2,500, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees and legal and accounting fees and expenses. The loan from Mr. Burleson will be payable without interest on the earlier of June 23, 2006 or the consummation of the offering. The loan from Windy City, Inc. will be payable without interest on the earlier of July 8, 2006 or the consummation of the offering. The loan from Mr. Pendergest will be payable without interest on the earlier of July 11, 2006 or the consummation of the offering. The loan from Dr. Martin will be payable without interest on the earlier of July 15, 2006 or the consummation of the offering. The loan from Dr. Clemow will be payable without interest on the earlier of July 22, 2006 or the consummation of the offering. The loan from Mr. Brukardt will be payable without interest on the earlier of July 28, 2006 or the consummation of the offering.

We have agreed to issue to the representatives of the underwriters, upon consummation of the offering, an option, for $100, to purchase up to a total of 468,750 units at $10 per unit. The option will be valued at the date of issuance, however, for illustrative purposes, we have estimated, based upon a Black-Scholes model, that the fair value of the option as of July 12 , 2005 would be approximately $ 77 3,000, using an expected life of five years, volatility of 24.71 % and a risk-free interest rate of 3.87% . The volatility calculation of 24.71 % is based on the five-year volatility of the Russell 2000 Healthcare Index. Because we do not have a trading history, we needed to estimate the potential volatility of our units, which will depend on a number of factors which cannot be ascertained at this time. We referred to the five-year volatility of the Russell 2000 Healthcare Index because our management believes that the volatility of this index is a reasonable benchmark to use in estimating the expected volatility for our units. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if we do not consummate a business combination within the prescribed time period and we liquidate, the option would become worthless.

PROPOSED BUSINESS

Introduction

We are a blank check company that was formed on June 10, 2005 to serve as a vehicle for the acquisition of one or more domestic or international operating businesses in the healthcare industry. We are not currently considering or contemplating any specific acquisition transaction, and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to any specific merger, capital stock exchange, asset acquisition or other business combination. To date, our efforts have been limited to organizational activities and we have not acquired any such assets or business operations. We are incorporated in the State of Delaware.

Overview

The healthcare industry constitutes one of the largest segments of the United States economy. According to CMS, total healthcare expenditures increased from $245.8 billion in 1980 to a projected $1.9 trillion in 2005 . Expressed as a percentage of GDP, CMS has reported that national healthcare spending has increased from 8.8% in 1980 to a projected 15.7% in 2005. In 2003, healthcare expenditures totaled $1. 6 7 8 trillion (or $5, 67 0 per capita) and accounted for 15.3% of GDP . In 2003, according to CMS, approximately $1. 0 65 trillion, or 64%, of total healthcare expenditures were spent on the following categories: $5 15.9 billion (31%) on hospital care; $3 6 9 .7 billion (23%) on physician and clinical services; and $17 9.2 billion (10%) on prescription drugs. In the future, CMS projects that national healthcare expenditures will reach $3.6 trillion by 2014, which represents an average annual growth rate of 7.1% over the next ten years. CMS also projects that healthcare spending will reach 18.7% of GDP by 2014. The substantial growth in domestic healthcare spending has had, and management expects it to continue to have, an impact on every major sector of the healthcare industry. Accordingly, we believe there are many attractive businesses to acquire in the healthcare industry.

Domestically, funding for healthcare comes from public and private sources. Medicaid and Medicare programs were created in the mid-1960s. Medicare focuses on coverage of the elderly (over 65 years old) and the disabled of any age. Medicaid provides coverage for the poor and indigent population and is jointly funded by the Federal and State governments. In 2002, according to CMS, roughly 34% of healthcare payments came from Medicaid and Medicare, while private health insurance supported roughly 35% of total costs. As healthcare costs rise, the private sector is responding by shifting more of the cost of healthcare to employees by paying a smaller percentage of healthcare premiums. The employee, usually in the form of a payroll deduction, must pay the amount of the premium not funded by the employer. However, according to the U.S. Census Bureau, approximately 4 5 million Americans were uninsured in 2003.

Our management believes that, as a result of continued growth in the healthcare industry, there will be acquisition targets within the healthcare sector. We believe that the growth and opportunity in the healthcare industry has been driven and will continue to be driven by several key trends, including:

•	Expanding and Aging Population. The size of the elderly population, the segment with the largest per capita usage of healthcare services, is increasing more rapidly than the rest of the population. According to the Federal Interagency Forum on Aging-Related Statistics, citing the U.S. Census Bureau, in 1970, approximately 9.9% of the U.S. population was aged 65 and older; by 2000, this number had risen to 12. 4 % of the population; and by the year 2030, the over-65 segment is expected to account for 19 . 7 % of the population. By 2010, the number of people in the United States between the ages of 40 and 60 is expected to grow to more than 64 million.

•	Internationalization. In addition to the growing U.S. elderly population, we believe the number of people in Europe and Japan who are age 65 years or older is expected to increase at a rate at least as fast as in the U.S. In our management’s business judgment, healthcare companies will continue to experience international growth opportunities as a result of growing worldwide demand for healthcare products and services, heightened awareness of the importance and potential of international markets, which often offer a less-expensive and faster regulatory path for their products, and the increasing availability of a low-cost pool of scientific talent to perform product development and clinical research.

•	Evolving Medical Treatments. Advances in technology have favorably impacted the development of new medical devices and treatments/therapies. The products are generally more effective and easier-to-use. Some of these breakthroughs have reduced hospital stays, costs and recovery periods. The continued advancement of technological breakthroughs should continue to boost services administered by healthcare providers.

•	Increased Consumer Awareness. In recent years, the publicity associated with new technological advances and new medical therapies has increased the number of patients visiting healthcare professionals to seek treatment for new and innovative therapies. Simultaneously, consumers have become more vocal due to rising costs and reduced access to physicians. Lastly, the rise in cosmetic procedures has emerged as one of the fastest growing healthcare segments. Since many cosmetic procedures require out-of-pocket expenditures, this rise may reflect a growing willingness by consumers to pay for certain procedures out of their discretionary funds. We believe that more active and aware consumers will continue to stimulate a wide variety of healthcare segments.

•	Fragmentation. Our management believes the fragmentation of the healthcare industry encourages entrepreneurial activity and provides opportunities for industry consolidation. Aggregating smaller companies offers the potential to bring them economies of scale, distribution capabilities, corporate efficiency and increased capital resources. We believe that fragmentation in the healthcare industry will continue to provide us with acquisition targets.

Although we may consider a target business in any segment of the healthcare industry, we intend to concentrate our search for an acquisition candidate in the following segments:

•	healthcare services;

•	healthcare information technology;

•	healthcare facilities;

•	diagnostics;

•	life sciences; and

•	medical equipment, devices and supplies.

We believe the foregoing segments offer us with the most opportunities to identify suitable target business es . Each of these categories has experienced favorable growth and development in the past, and management believes they will continue to experience growth and development in the foreseeable future. In addition, many of the directors and members of the management team have significant operating experiences and extensive networks within these industry segments, and we believe that focusing our acquisition efforts in these particular segments will allow us to leverage these experiences and networks and enhance our ability to complete an acquisition of a target business.

Government Regulation

The healthcare industry is highly regulated and any business we acquire would likely be subject to numerous rules and regulations. The federal and state governments extensively regulate the healthcare industry and are often significant sources of revenue for healthcare companies. In particular, our business could rely heavily on the Medicare and Medicaid government payment programs, each of which is financed, at least in part, with federal money. If we participate in these government payment programs, we would be subject to additional oversight and regulatory scrutiny. In addition to federal oversight, state jurisdiction is based upon the state’s authority to license certain categories of healthcare professionals and providers and the state’s interest in regulating the quality of healthcare in the state, regardless of the source of payment.

The significant areas of federal and state regulatory laws that could affect our ability to conduct our business following a business combination could include, among others, those regarding:

•	False and other improper claims for payment. The government may fine a provider if it knowingly submits, or participates in submitting, any claim for payment to the federal government that is false or fraudulent, or that contains false or misleading information.

•	The Stark Self-Referral Law and other laws prohibiting self-referral and financial inducements. Laws that limit the circumstances under which physicians who have a financial relationship with a company may refer patients to such company for the provision of certain services.

•	Anti-kickback laws. Federal and state anti-kickback laws make it a felony to knowingly and willfully offer, pay, solicit or receive any form of remuneration in exchange for referrals or recommendations regarding services or products.

•	Health Insurance Portability and Accountability Act. Laws designed to combat fraud against any healthcare benefit program for theft or embezzlement involving healthcare, as well as providing various privacy rights to patients and customers.

•	Corporate practice of medicine. Many states have laws that prohibit business corporations from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians, or engaging in certain arrangements, such as fee-splitting, with physicians.

•	Antitrust laws. Wide range of laws that prohibit anticompetitive conduct among separate legal entities in the healthcare industry.

A violation of any of these laws or regulations could result in civil and criminal penalties, the requirement to refund monies paid by government and/or private payors, exclusion from participation in Medicare and Medicaid programs and/or the loss of licensure. Following a business combination, our management intends to exercise care in structuring our arrangements and our practices to comply with applicable federal and state laws and regulations. However, we can not assure you that our management will be successful in complying with all applicable laws and regulations. If we have been found to have violated any rules or regulations that could adversely affect our business and operations, the violations may delay or impair our ability to complete a business combination. Additionally, the laws in the healthcare industry are subject to change, interpretation and amendment, which could adversely affect our ability to conduct our business following a business combination.

Competitive Advantages

We believe that we are well positioned to identify and execute a business combination. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, the members of our current management are not obligated to remain with us subsequent to a business combination, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement relating to a business combination. In addition, despite the competitive advantages we believe we enjoy, we remain subject to significant competition with respect to identifying and executing a business combination.

Management and Board Healthcare and Financial Expertise and Experience

We believe that the strong combination of experience and diverse contacts of the members of our management team and board of directors in the healthcare industry generally and in healthcare products, services, medical devices and technology in particular enables us to be well positioned in accessing acquisition candidates and other investment opportunities.

Gene E. Burleson, Chairman and Chief Executive Officer

•	Over 24 years of experience in the healthcare industry;

•	President and Chief Operating Officer and member of the board of directors of American Medical International, Inc. (formerly listed on NYSE), or AMI, formerly one of the leading hospital management companies in the United States, from 1986 to 1989. Prior to serving as President of AMI, Mr. Burleson was President and Chief Executive Officer of American Medical International—European Operations for nine years. Mr. Burleson began his employment with AMI in 1974;

•	Chairman of the board of directors of GranCare, Inc. (formerly listed on NYSE), or GranCare, an operator of long-term care facilities and pharmacy operations, from 1989 to 1997 and President and Chief Executive Officer of GranCare from 1990 to 1997. Mr. Burleson helped to increase GranCare’s revenue from $18.5 million in 1989 to over $1 billion in 1996;

•	From February 1997 to August 1997, Chief Executive Officer and member of the board of directors of Vitalink Pharmacy Services, Inc. (formerly listed on NYSE) after its merger with the pharmacy operations of GranCare;

•	In 2000, formed the blank check acquisition company, Sovereign Medical Acquisition Co., raising $9 million from private investors, and acquired HealthMont Inc., an operator of community hospitals, which was subsequently acquired by SunLink Health Systems, Inc. (AMEX:SSY), an owner and operator of acute care hospitals;

•	Member of the board of directors of SunLink Health Systems, Inc. since 2003 and a member of the board of directors of HealthMont Inc. from 2000 until its acquisition by SunLink Health Systems, Inc. in 2003;

•	Chairman of the board of directors of Mariner Post-Acute Network, Inc., an operator of long-term care facilities, from 2000 to 2002;

•	Chairman of the board of directors of Alterra Healthcare Corporation (formerly listed on AMEX), a developer and operator of assisted living facilities from 2000 to the present;

•	Member of the board of directors of Prospect Medical Holdings, Inc. (AMEX:PZZ), a provider of management services to affiliated independent physician associations, since 2004;

•	Member of the board of directors of Nesco Industries, Inc. (OTCBB:NESK.OB), a manufacturer of aqueous polymer Hydrogel used for wound care and transdermal drug delivery systems, since 2004;

•	Member of the board of directors BioHorizons Implant Systems, Inc., a provider of dental implants and related products, since 1998;

•	Member of the board of directors Med Images, Inc., a provider of integrated documentation services to surgeons and hospitals through multimedia technology, since 1998;

•	Member of the board of directors Marina Medical, Inc., a provider of medical billing and accounts receivable management services to hospital based physicians, since 1999;

•	Member of the board of directors Footcare Associates, Inc., a provider of therapeutic and diabetic footwear, since 2004; and

•	Member of the board of directors of David Braun Productions, Inc., a provider of children’s television programs, since 2003.

Joel Kanter, President, Secretary and Director

•	Over 18 years experience in the healthcare industry;

•	Chief Executive Officer and President, from 1995 to 1999, of Walnut Financial Services, Inc. (formerly listed on the Nasdaq), a provider of equity financing to start-up and early stage development companies, bridge financing and factoring services to small and medium-sized companies, and later stage institutional financing to more mature enterprises. Ventures financed through Walnut Financial Services, Inc. include Plax Mouthwash (Oral Research Laboratories), Sonicare Toothbrushes (Optiva Corp.), the first manufacturer of Global Positioning System devices (Magellan Corp.), the largest and only nationwide Preferred Provider Organization (First Health), one of the country’s largest nursing home companies (GranCare), and one of the country’s largest institutional pharmacy companies (Vitalink Pharmacy Services, Inc.);

•	In 2000, formed the blank check acquisition company, Sovereign Medical Acquisition Co., raising $9 million from private investors, and acquired HealthMont Inc., an operator of community hospitals, which was subsequently acquired by SunLink Health Systems, Inc.;

•	In 1995, Mr. Kanter, formed an acquisition company named Healthcare Acquisition Corp. and raised approximately $10.3 million from public investors. In 1997, it acquired, through a reverse merger, Encore Medical Corporation (Nasdaq:ENMC), a broad based orthopedics products company involved in developing, manufacturing, marketing and distributing high quality medical goods and services throughout the world;

•	Member of the board of directors of Encore Medical Corporation since 1997;

•	Member of the board of directors of I-Flow Corporation (Nasdaq:IFLO), a company that designs, develops, manufactures and markets technically advanced, low-cost ambulatory drug delivery systems to provide life enhancing, cost effective solutions for pain management and infusion therapy for use in hospitals and other settings, including free-standing surgery centers and physicians’ offices, since 1991;

•	Member of the board of directors of Logic Devices, Inc. (Nasdaq:LOGC), a company that develops and markets high-performance digital integrated circuits that address the requirements of original equipment manufacturers to provide high-speed electronic computation and storage in digital signal processing, video image processing, and telecommunications applications, since 2002;

•	Member of the board of directors of Magna-Lab, Inc. (OTCBB:MAGLA.OB, formerly listed on Nasdaq), a company that had been focused on the pre-revenue development and commercialization of disposable medical devices designed to enhance the effectiveness of magnetic resonance imaging in detection and diagnosis of heart disease, since 1998;

•	Member of the board of directors of Prospect Medical Holdings, Inc. (AMEX:PZZ), a provider of management services to affiliated independent physician associations, since 2004;

•	Member of the board of directors of Nesco Industries, Inc. (OTCBB:NESK.OB), a manufacturer of aqueous polymer Hydrogel used for wound care and transdermal drug delivery systems, since 2004;

•	Member of the board of directors BioHorizons Implant Systems, Inc., a provider of dental implants and related products, since 2002;

•	Member of the board of directors Med Images, Inc., a provider of integrated documentation services to surgeons and hospitals through multimedia technology, since 1990;

•	Member of the board of directors Marina Medical, Inc., a provider of medical billing and accounts receivable management services to hospital based physicians, since 1999;

•	Member of the board of directors of David Braun Productions, Inc., a provider of children’s television programs, since 1998;

•	President of Windy City, Inc., a privately held investment firm, since 1986; and

•	Managing Director of The Investors’ Washington Service, an investment advisory firm specializing in providing advice to large institutional clients regarding the impact of federal legislative and regulatory decisions on debt and equity markets, from its formation in 1985 to its sale in 1986 to Government Consulting Company.

Kevin Pendergest, Chief Financial Officer, Treasurer and Director

•	Over 20 years experience in the healthcare industry;

•	Executive Vice President and Chief Financial Officer of Sun Healthcare Group, Inc. (Nasdaq:SUNH), an operator of long-term care facilities, pharmacy operations, rehab therapy services and home health and medical staffing and one of the nation’s largest providers of long-term care, from 2002 to 2005;

•	Founder of Strategic Alliance Network, or SAN, a financial services advisory firm providing assistance in mergers and acquisitions, financing, restructuring and turnaround management to companies in the healthcare industry including long-term care providers, institutional pharmacies, assisted living companies, therapy providers and hospices;

•	President of SAN from 1995 to 2002 and 2005 to the present;

•	Executive Vice President and Chief Financial Officer of GranCare (formerly listed on the NYSE), an operator of long-term care facilities and pharmacy operations, from 1990 to 1995; and

•	Partner In Charge of healthcare consulting for the western region of a predecessor to Deloitte & Touche, providing services to acute care hospitals and health plans, from 1986 to 1989.

Eugene A. Bauer, M.D., Director

•	Over 18 years experience in the healthcare industry;

•	Chief Executive Officer and member of the board of directors of Neosil, Inc., an early stage dermatology pharmaceutical company, since 2004;

•	Dean of the School of Medicine and Vice President for Medical Affairs at Stanford University, from 1995 to 2001 and 1997 to 2001, respectively, and Professor-Emeritus of the School of Medicine since 2002;

•	Founder and member of the board of directors of Connetics Corporation (Nasdaq:CNCT), a company focused on pharmaceuticals for skin diseases, from 1993 to 1995 and since 1996;

•	Senior Client Partner for the North American Health Care Division of Korn/Ferry International (NYSE:KFY), a company that provides executive human capital solutions, with services ranging from corporate governance and chief executive recruitment to executive search, middle management recruitment, strategic management assessment and executive coaching and development, from 2002 to 2004; and

•	Member of the board of directors of Protalex, Inc. (OTCBB:PRTX), a company engaged in the development of biopharmaceutical drugs for treating autoimmune and inflammatory diseases, since February 2005.

Gary A. Brukardt, Director

•	Over 35 years experience in the healthcare industry;

•	President and Chief Executive Officer since 2003 of Renal Care Group, Inc. (NYSE:RCI), a company that provides to approximately 31,800 patients with chronic kidney failure (also known as end-stage renal disease) acute dialysis services in 210 hospitals and inpatient dialysis services in more than 445 acute care hospitals, and dialysis and ancillary services and other outpatient facilities across a 34 state network. Mr. Brukardt was Executive Vice President and Chief Operating Officer of Renal Care Group from 1996 to 2003. Renal Care’s net assets increased from $51 million at March 31, 1996 to $628 million at March 31, 2005;

•	Executive Vice President of Baptist Health Care Affiliates, a company that provides occupational medical centers/programs, urgent care, home health care, managed care, corporate health services, management of hospitals and hospital joint ventures, and an ambulatory surgery center, from 1991 to 1996; and

•	Chairman of HealthNet Management, Inc., a managed care company, from 1991 to 1996.

Alastair Clemow, PhD, Director

•	Over 28 years experience in the healthcare industry;

•	President and Chief Executive Officer of Nexgen Spine Inc., a private company developing an artificial spinal implant, since 2004;

•	President and Chief Executive Officer of Gelifex, Inc., a medical device company developing an innovative spinal nucleus replacement implant, from its founding in 2002 to its sale in 2004 to Synthes Spine;

•	President and Chief Executive Officer of Minimally Invasive Surgical Technologies, a start-up company developing procedures and implants for minimally invasive total knee replacement, from its founding in 2001 until its merger with Z-Kat in 2004;

•	Founder and Principal of Tanton Technologies, an organization that provides strategic and technical assessment of new medical device opportunities for large, mid-cap and early stage development companies, from 2000 to 2004;

•	Various positions with Johnson & Johnson (NYSE:JNJ), including Vice President of Worldwide Business Development for Ethicon Endo-Surgery Inc., Vice President of New Business Development for Johnson & Johnson Professional Inc., and Director of Research and Development of Johnson & Johnson Orthopedics from 1981 to 2000;

•	Member of the board of directors of Encore Medical Corporation (Nasdaq:ENMC), a diversified orthopedic company that manufactures and distributes a comprehensive range of high quality orthopedic devices, including surgical implants, sports medicine equipment and products for orthopedic rehabilitative pain management and physical therapy, since 2003;

•	Member of the board of directors of HydroCision Inc., a manufacturer and developer of surgical instruments for both orthopedic and general surgery procedures, since 2004;

•	Member of board of directors of BioMedical Enterprises Inc., a manufacturer and developer of orthopedic implants, since 2000; and

•	President of the Society for Biomaterials in 1995.

Richard O. Martin, PhD, Director

•	Over 30 years experience in the healthcare industry;

•	President of Medtronic Physio-Control Corp. (NYSE:MDT), successor company to Physio-Control International Corporation from 1998 to 2001;

•	Chairman and CEO of Physio-Control International Corporation, the worldwide leader in external defibrillation, monitoring and noninvasive pacing systems from 1991 to 1998. Company went public in 1995 on the Nasdaq National Market raising approximately $194.6 million;

•	Vice President of Cardiovascular Business Development of Sulzermedica, Inc., successor company to Intermedics, Inc. during 1989 and 1990;

•	Various positions with Intermedics, Inc., a company specializing in the development, manufacturing and marketing of implantable products. Primary products included cardiac pacemakers, intraocular lenses, orthopedic implants and heart valves from 1978 to 1989. Served as a director and President and Chief Operating Officer of Intermedics, Inc. from 1985 to 1988;

•	Director, President and Chief Operating Officer of Positron Corporation (OTCBB:POSC), a company that designs, manufactures, markets and services advanced medical imaging devices utilizing positron emission tomography, or PET, technology under the trade-name POSICAM™ systems, during 1989 and 1990;

•	Director of Clinical Engineering and Advanced Lead design for Medtronic, Inc. from 1975 to 1978;

•	Chairman of the board of directors of the Northwest affiliate of the American Heart Association from 1997 to 1999;

•	Chairman of the board of directors of the Medical Device Manufacturers Association from 1996 to 1998;

•	Director of the Washington Council of AeA (formerly the American Electronics Association) from 1991 to 2001 and served as the National Chairman of AeA during 2000 through 2001;

•	Member of the board of directors of CardioDynamics International Corporation (Nasdaq:CDIC), a company that develops, manufactures and markets noninvasive impedance cardiography diagnostic and monitoring technologies and electrocardiograph electrode sensors, since July 1997;

•	Member of the board of directors of Encore Medical Corporation (Nasdaq:ENMC), a broad based orthopedics products company involved in developing, manufacturing, marketing and distributing high quality medical goods and services throughout the world, since 1996;

•	Member of the board of directors of Inovise Medical Inc., a company that develops and markets advanced electrocardiographic, or ECG, systems utilizing both 12-lead ECG and mechanical heart sounds, since 2001;

•	Member of the board of directors of Cardiac Dimensions, Inc., an early stage company developing minimally invasive tools for mitral valve repair, since 2003;

•	Member of the board of directors of EsophyX, Inc., an early stage company developing innovative, minimally invasive devices for the treatment of gastroesophageal reflux disease, since 2003; and

•	Member of the board of directors of MDdatacor, a company developing medical data mining software, since 2004.

Management Experience with Acquisitions

Experience with Blank Check Companies

Mr. Burleson, our Chairman and Chief Executive Officer, and Mr. Kanter, our President, both have experience in successfully completing business combinations with healthcare organizations through blank check companies.

In 2000, Messrs. Kanter and Burleson formed the blank check acquisition company Sovereign Medical Acquisition Co. They raised approximately $9 million from private investors, and acquired HealthMont, an operator of community hospitals. On October 3, 2003, HealthMont completed a tax free merger with SunLink Health Systems, Inc. (AMEX:SSY). Mr. Burleson currently serves as a member of the board of directors of SunLink Health Systems, Inc.

In 1995, Mr. Kanter, along with two other sponsors unaffiliated with our company, formed an acquisition company named Healthcare Acquisition Corp. and raised approximately $10.3 million from public investors.

In March 1997, it acquired, through a reverse merger, Encore Medical Corporation (Nasdaq:ENMC), a broad based orthopedics products company involved in developing, manufacturing, marketing and distributing high quality medical goods and services throughout the world. Dr. Clemow, Mr. Kanter and Dr. Martin each currently serve as a member of the board of directors of Encore Medical Corporation.

Other Mergers and Acquisitions and Financing Experience of Management Team and Directors

In addition to his mergers and acquisitions experience with GranCare, Inc. noted below, Mr. Pendergest, in his capacity as President of SAN and as the Chief Financial Officer of Sun Healthcare Group, Inc., has been involved in 15 other healthcare merger and acquisition transactions totaling approximately $220 million. In addition, he has been involved in four other equity and debt financings totaling approximately $350 million.

Dr. Clemow has been involved in ten mergers and acquisitions of healthcare-related companies totaling approximately $3.6 billion. These include the acquisitions of Depuy and Joint Medical Products by Johnson & Johnson, the acquisition of TissueMed by Advanced Medical Solutions, the acquisition of Spinal Concepts by Abbott, the acquisition of Gelifex by Synthes Spine and the merger of Minimally Surgical Technologies by Z-Kat.

Dr. Martin, as president of Physio-Control Corp., led a leveraged buy-out of the company from Eli-Lilly in mid-1994, an IPO in late 1995 totaling $220 million and then oversaw the merger of Physio-Control Corp. with Medtronic, Inc. with a transaction value of $520 million.

Other Experience and Collaboration of Management Team

From 1990 to January 1, 1995, Mr. Burleson, as CEO, Mr. Pendergest, as CFO, and Mr. Kanter, as a Director, worked together at GranCare. During their tenure at GranCare, Messrs. Burleson, Pendergest and Kanter grew the company from a privately held company operating 16 skilled nursing facilities to a publicly held company listed on the New York Stock Exchange that operated 79 skilled nursing facilities, 38 pharmacy operations in 16 states, home health agencies in three states and lab and radiology services in two states. At December 31, 1994, the company had revenues of $549.2 million compared to revenues of $18.5 million at December 31, 1989.

During that five year period, this team successfully completed over 20 mergers and acquisitions totaling over $350 million in value. In 1992 and 1993, GranCare was listed by Fortune Magazine as the 2nd and 4th fastest growing public company in America, respectively. During that same time frame, the company also completed over $522 million of private and public equity and debt financings including an initial public offering in October 1991. Based on the IPO price of $10.25 per share, the company had a market capitalization at the time of the offering of $69.4 million. At December 31, 1994, the stock traded at $17.50 per share and the company had a market capitalization of $236.3 million. Through two separate transactions, the company was sold in 1997. In February 1997, the pharmacy operations were sold to Vitalink Pharmacy Services, Inc. in a tax free exchange for approximately $373.8 million. In November 1997, the remaining skilled nursing and long-term acute care hospital operations of GranCare were combined with Living Centers of America, Inc. in a transaction valued at approximately $1.4 billion. The resulting company, Paragon Health Network, Inc., subsequently merged with Mariner Health Group, Inc. in July 1998 changing its name to Mariner Post-Acute Network, Inc. in a transaction valued in excess of $1 billion.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company that does not need substantial additional capital but desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination with the proceeds of this offering.

We Have Not Identified a Target Business

To date, we do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Neither we nor any of our agents or affiliates have yet taken any measure, directly or indirectly, to locate a target business. Additionally, neither we nor any of our agents or affiliates have been approached by any candidates or representatives of any candidates with respect to a possible business combination with our company. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitations that a target business or businesses have a collective fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers and other members of the financial community, who may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts and/or direct contact by management to be commenced following the completion of this offering. Our existing stockholders, officers and directors as well as their affiliates may also bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry of their contacts will generate a number of potential target businesses that will warrant further investigation. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. The terms of any such arrangements will be negotiated with such persons on an arm’s length basis and disclosed to our stockholders in the proxy materials we provide in connection with any proposed business combination. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. We will pay Roth Capital a cash fee at the closing of our business combination equal to 1% of the value of the business combination. In addition, none of our officers, directors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees or other compensation from any other person or entity in connection with any business combination other than any compensation or fees to be received for any services provided following such business combination.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, (including any such target business that may have international operations or assets) our management will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry into other industries;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us. We expect that our chief executive officer, president and chief financial officer will allocate a significant amount of their time, as necessary, for meetings with management and/or other representatives of target business candidates, site visits, due diligence, interviews with incumbent management, negotiations and any other activities necessary to complete a business combination. We may also engage an independent third party consultant or expert to assist us in the due diligence process although we have not identified or engaged any such consultants or experts as of the date of this prospectus.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination, other than the $7,500 payable monthly in the aggregate to Windy City, Inc. for office space, utilities and personnel. In addition, none of our officers, directors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Fair Market Value of Target Business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount considerably greater than 80% of our net assets at the time of acquisition. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of any such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an independent investment banking firm with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain such an opinion, we will provide details with respect to how such opinion may be obtained from us in the Current Report on Form 8-K which we file to disclose our entering into the acquisition agreement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Probable Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our ability to execute any potential business plan may be entirely dependent upon the future performance of a single business. Unlike entities that have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

Limited Ability to Evaluate the Target Business’ Management

We expect that most of our management and other key personnel will not remain associated with us following a business combination, other than potentially serving on the board of directors; therefore, we most likely will employ other personnel following the business combination. Although we intend to closely scrutinize such individuals, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to help manage a public company.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.

In connection with the stockholder vote required to approve any business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares in favor of a business combination. As a result, any of our existing stockholders that acquire shares during or after this offering may not exercise conversion rights with respect to those shares in the event that the business combination transaction is approved. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder, other than our existing stockholders, the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust fund, the initial per-share conversion price would be $7.20 or $0.80 less than the per-unit offering price of $8.00. Because the initial per share conversion price is $7.20 per share (plus any interest), which is lower than the $8.00 per unit price paid in the offering and, which may be lower then the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

Because the initial per share conversion price is $7.20 per share (plus any interest), which is lower than the $8.00 per unit price paid in the offering and which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. The term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust fund with respect to our warrants, which will expire worthless.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust fund, and without taking into account interest, if any, earned on the trust fund, the initial per-share liquidation price would be $7.20 or $.80 less than the per-unit offering price of $8.00. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $7.20, plus interest, due to claims of creditors. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust fund. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our Chairman and all of our executive officers have agreed pursuant to agreements with us and Roth Capital that, if we distribute the proceeds held in trust to our public stockholders, they will be personally liable under certain circumstances (for example, if a vendor does not waive any rights or claims to the trust fund) to pay debts and obligations to vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust fund will commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders will be entitled to receive funds from the trust fund only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust fund. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described above.

Competition for Target Businesses

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of our net assets at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Additionally, we face competition from other blank check companies that have formed recently, a number of which may consummate a business combination in any industry they choose. We may therefore be subject to competition from these companies, which are seeking to consummate a business plan similar to ours and which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only one of such companies has completed a business combination and three of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies.

Any of these factors may place us at a competitive disadvantage in negotiating a business combination. Our management believes, however, that our status as a public entity and our potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective to us in acquiring a target business with significant growth potential on favorable terms. Furthermore, our management believes that the amount of the funds our company will have in trust following the consummation of this offering , coupled with our ability to issue shares of our capital stock, will give us a competitive advantage over private-equity backed competitors because the target businesses we will be able to consider will generally be larger business es than the private-equity groups can acquire without combining their efforts in a syndicate of more than one private equity group . In addition, the private equity groups cannot offer seller s of target businesses equity securities in a publicly-traded company .

If we effect a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 8000 Towers Crescent Drive, Suite 1300, Vienna, Virginia 22182. We have agreed to pay Windy City, Inc., an affiliated party of which Mr. Kanter is the president and a director, $7,500 a month for office space, at which our executive offices are located, and utilities and personnel. These offices consist of approximately 500 square feet of office space. This arrangement is being agreed to by Windy City, Inc. for our benefit and is not intended to provide Mr. Kanter compensation in lieu of salary. We believe, based on rents and fees for similar services in the Vienna, Virginia area, that the fee charged by Windy City, Inc. is at least as favorable as we could have obtained from an unaffiliated third-party.

We consider our current office space adequate for our current operations. Upon completion of a business consummation or our liquidation, we will no longer be required to pay this monthly fee.

Employees

We have three officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited by our independent accountants.

We will not acquire an operating business in the healthcare industry if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Alternatively, we will not acquire assets if the financial information called for by applicable law cannot be obtained for such assets. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business or assets we seek to acquire. Our management believes that the requirement of having available financial information for the target business or assets may limit the pool of potential target businesses or assets available for acquisition.

Legal Proceedings

To the knowledge of our management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$67,500,000 of the net offering proceeds will be deposited into a trust account at Northern Trust Corporation maintained by Corporate Stock Transfer, Inc.
$62,100,000 would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
The $67,500,000 of net offering proceeds held in trust will be invested in only U.S. “government securities,” defined as any Treasury Bills issued by the United States having a maturity of one hundred and eighty days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

Trading of securities issued
The units will commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units may begin to trade separately on the 90th day after the date of this prospectus, unless Roth Capital informs us of its decision to allow earlier separate trading, based on their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular, and provided we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust fund has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust fund. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline
A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.
If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds
The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time , except that to the extent the trust fund earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust fund to pay any federal, state or local tax obligations related thereto .
The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Gene E. Burleson	64	Chairman and Chief Executive Officer
Joel Kanter	48	President, Secretary and Director
Kevin W. Pendergest	51	Chief Financial Officer, Treasurer and Director
Eugene A. Bauer	62	Director
Gary A. Brukardt	59	Director
Alastair Clemow	54	Director
Richard O. Martin	65	Director

Gene E. Burleson, our Chairman of the Board and Chief Executive Officer, served as Chairman of the Board of Directors of Mariner Post-Acute Network, Inc., an operator of long-term care facilities, from January 2000 to June 2002. Mr. Burleson also served as Chairman of the Board of Directors of Alterra Healthcare Corporation, a developer and operator of assisted living facilities. Mr. Burleson currently serves on the Board of Directors of: Deckers Outdoor Corporation (Nasdaq:DECK), an outdoor shoe company; Prospect Medical Holdings, Inc. (AMEX:PZZ), a provider of management services to affiliated independent physician associations; SunLink Health Systems, Inc. (AMEX:SSY), an owner and operator of acute care hospitals; and Nesco Industries, Inc. (OTCBB:NESK.OB), a manufacturer of aqueous polymer Hydrogel used for wound care and transdermal drug delivery systems. In addition, Mr. Burleson is involved with several private companies, including BioHorizons Implant Systems, Inc., a provider of dental implants and related products; Med Images, Inc., a provider of integrated documentation services to surgeons and hospitals through multimedia technology; Marina Medical, Inc., a provider of medical billing and accounts receivable management services to hospital based physicians; Footcare Associates, Inc., a provider of therapeutic and diabetic footwear; and David Braun Productions, Inc., a producer of children’s television programming. Mr. Burleson served as Chairman of the Board of GranCare (formerly an NYSE listed company) from 1989 to 1997. Additionally, Mr. Burleson served as President and Chief Executive Officer of GranCare from 1990 to 1997. Upon completion of the merger of GranCare’s pharmacy operations with Vitalink Pharmacy Services, Inc. in 1997, he became Chief Executive Officer and a Director of Vitalink Pharmacy Services Inc. (formerly an NYSE listed company). Mr. Burleson resigned as Chief Executive Officer and Director of Vitalink Pharmacy Services, Inc. in 1997. From 1986 to 1989, Mr. Burleson served as President, Chief Operating Officer and a Director of AMI, an owner and operator of acute care hospitals. Based in London from 1981 to 1986, Mr. Burleson served as Managing Director of AMI’s international operations. Mr. Burleson graduated from East Tennessee State University with a Bachelor of Science in accounting and earned an M.B.A. in 1972.

Joel Kanter, our President and Secretary, has served as President of Windy City, Inc., a privately-held investment firm, since 1986. From 1995 to 1999, Mr. Kanter served as the Chief Executive Officer and President of Walnut Financial Services, Inc., a publicly traded company (formerly listed on Nasdaq). Walnut Financial’s primary business focus was the provision of different forms of financing to small businesses. Walnut Financial accomplished this objective by providing equity financing to start-up and early stage development companies, bridge financing and factoring services to small and medium-sized companies, and by providing later stage institutional financing to more mature enterprises through an institutional fund it ran for the Teachers Retirement System of Illinois. Over the course of its 13 year history, Walnut Financial provided financing to over 300 companies, including many that became well known ventures including Plax Mouthwash (Oral Research Laboratories), Sonicare Toothbrushes (Optiva Corp.), the first manufacturer of Global Positioning System devices (Magellan Corp.), the largest and only nationwide Preferred Provider Organization (First Health), what became the country’s fifth largest nursing home company (GranCare), and the third largest U.S. institutional pharmacy company (Vitalink Pharmacy Services, Inc.). Walnut Financial was acquired by THCG, Inc. in 1999 in a transaction that ultimately provided approximately $300 million in market value to the shareholders. From 1985 through 1986, Mr. Kanter served as Managing Director of The Investors’ Washington Service, an investment advisory company specializing in providing advice to large institutional clients regarding the impact of federal legislative and regulatory decisions on debt and equity markets. Clients included Amoco Oil, AT&T, Bankers Trust, Chase Manhattan Bank, General Motors and J.C. Penney. Mr. Kanter serves on the Board of Directors of several public companies including Encore Medical Corporation (Nasdaq: ENMC), I-Flow Corporation (Nasdaq:IFLO), Logic Devices, Inc. (Nasdaq:LOGC) Magna-Lab, Inc. (OTC Bulletin Board:MAGLA.OB) Nesco Industries, Inc. (OTCBB:NESK.OB), a manufacturer of aqueous polymer Hydrogel used for wound care and transdermal drug delivery systems; and Prospect Medical Holdings, Inc. (AMEX:PZZ), a provider of management services to affiliated independent physician associations. Mr. Kanter also serves on the board of directors of several private companies, including BioHorizons Implant Systems, Inc., a provider of dental implants and related products; Med Images, Inc., a provider of integrated documentation services to surgeons and hospitals through multimedia technology; Marina Medical, Inc., a provider of medical billing and accounts receivable management services to hospital based physicians; Modigene Inc., a life sciences company that is developing technology to extend the life of proteins; MathMastery, Inc., a company that develops homework help products for the educational market; and Prescient Medical, Inc. an early stage company seeking methods to identify and treat vulnerable plaque in cardiology patients. He is the past President of the Board of Trustees of The Langley School in McLean Virginia and a current Trustee at the Georgetown Day School in Washington, D.C. Mr. Kanter graduated from Tulane University in 1978 with a Bachelor of Science in Psychology and a Bachelor of Arts in Political Science.

Kevin Pendergest, our Chief Financial Officer, Treasurer and a director of our company, serves as the president of Strategic Alliance Network (“SAN”), a company he founded in 1995 and for which he also served as president from 1995 to 2002. SAN is a financial services advisory firm that provides assistance in mergers and acquisitions, financing, restructuring and turnaround management to companies in the healthcare industry. From 2002 until 2005, Mr. Pendergest served as the Executive Vice President and Chief Financial Officer of Sun Healthcare Group, Inc. (Nasdaq:SUNH), one of the nation’s largest providers of long-term care. From 1990 to 1995, Mr. Pendergest served as the Executive Vice President and Chief Financial Officer of GranCare (formerly listed on NYSE), a company that provided long-term care services. Prior to that Mr. Pendergest spent thirteen years working for two national public accounting firms, including serving as partner in charge of healthcare consulting for the western region of a predecessor to Deloitte & Touche. Mr. Pendergest is a Certified Public Accountant and holds a Bachelor of Science in Accounting from the University of Dayton.

Eugene A. Bauer, M.D., a director of our Company, is Chief Executive Officer of Neosil, Inc., an early stage dermatology pharmaceutical company, and Professor-Emeritus in the School of Medicine at Stanford University. Dr. Bauer is one of three co-founders and a member of the Board of Directors of Connetics Corporation (Nasdaq:CNCT), a company focused on pharmaceuticals for skin diseases. He is also a member of the Board of Directors of Neosil, Inc., an early stage dermatology pharmaceutical company, Protalex, Inc. (OTCBB:PRTX), a company engaged in the development of biopharmaceutical drugs for treating autoimmune and inflammatory diseases, and the American Dermatological Association. He has served on several not-for-profit boards of directors, including the boards of directors of Stanford Hospital and Clinics, the Lucile Salter Packard Children’s Hospital, and UCSF Stanford Health Care. Since 2003, Dr. Bauer has been a Senior Client Partner for the North American Health Care Division of Korn/Ferry International (NYSE:KFY), a company that provides executive human capital solutions, with services ranging from corporate governance and chief executive recruitment to executive search, middle management recruitment, strategic management assessment and executive coaching and development. From 2002 to 2003, Dr. Bauer was a Senior Consultant for this same division. Dr. Bauer served as Vice President for Medical Affairs of Stanford University from 1997 to 2000, as Vice President for the Medical Center from 2000 to 2001 and as dean of the School of Medicine from 1995 to 2001. In these positions, Dr. Bauer was responsible on behalf of Stanford University for all financial and strategic activities of the School of Medicine, the Stanford University Hospital, the Faculty Practice and the Lucile Packard Children’s Hospital. In the aggregate, the annual budgets of these four entities approximated $1.5 billion. Dr. Bauer has been a professor at Stanford University since 1988. Dr. Bauer received his Bachelor of Science from Northwestern University in 1964 and his M.D. from Northwestern University Medical School in 1967.

Gary A. Brukardt, a director of our Company, serves as President and Chief Executive Officer of Renal Care Group (NYSE:RCI). Mr. Brukardt was Executive Vice President and Chief Operating Officer of Renal Care Group from 1996 until 2003. From 1991 to 1996, he served as Executive Vice President of Baptist Health Care Affiliates in Nashville, Tennessee, where he was responsible for all external affairs, such as occupational medicine centers/programs, urgent care, home health care, managed care, corporate health services, management of four rural hospitals and three hospital joint ventures, an ambulatory surgery center and all external physician and hospital relationships. In addition, from 1991 to 1996, Mr. Brukardt served as Chairman of HealthNet Management, Inc., a managed care company. Mr. Brukardt received his Bachelor of Arts at the University of Wisconsin at Oshkosh and his M.B.A. in International Management from Thunderbird, The Garvin School of International Management.

Alastair J.T. Clemow, PhD, a director of our Company, serves as President and Chief Executive Officer of Nexgen Spine Inc., a private company developing an artificial spinal implant. Previously, Dr. Clemow served as the President and Chief Executive Officer of Gelifex Inc., a medical device company developing an innovative spinal nucleus replacement implant, which was acquired by Synthes Spine in 2004. Since 2000 Dr. Clemow has been Principal of Tanton Technologies, an organization that provides strategic and technical assessment of new medical device opportunities for large, mid-cap and early stage development companies. Prior to that, Dr. Clemow served in numerous positions with Johnson & Johnson (NYSE:JNJ) from 1981 to 2000, including Vice President of Worldwide Business Development for Ethicon Endo-Surgery Inc., Vice President of New Business Development for Johnson & Johnson Professional Inc., and Director of Research and Development of Johnson & Johnson Orthopedics. Dr. Clemow holds an M.B.A. in Finance from Columbia University and a PhD in Metallurgy from University of Surrey, Guildford, U.K. Dr. Clemow serves on the boards of Encore Medical Corporation (Nasdaq:ENMC), HydroCision Inc., and BioMedical Enterprises Inc.

Richard O. Martin, PhD, a director of our Company, retired in 2001 as President of Medtronic Physio-Control Corp. (NYSE:MDT), the successor company to Physio-Control International Corporation, the worldwide leader in external defibrillation, monitoring and noninvasive pacing devices. Dr. Martin became President of Physio-Control International Corporation in 1991 when Physio-Control International Corporation was part of Eli-Lilly (NYSE:LLY). During his tenure at Physio-Control International Corporation, Dr. Martin instituted company-wide quality improvement programs, rebuilt the management team after separation from the company’s pharmaceutical parent, and was instrumental in taking the company public in 1995. In September, 1998, Physio-Control International Corporation merged with Medtronic, Inc. Previously, Dr. Martin was with Sulzermedica, Inc., where he was Vice President of Cardiovascular Business Development. Prior to that, he held several senior executive positions in engineering, marketing and sales with Intermedics, Inc. before being named President and Chief Operating Officer of that company in 1985. Dr. Martin also served as Director, President and Chief Operating Officer of Positron Corporation during 1989 and 1990. Before joining the corporate world, he taught at Christian Brothers College and the University of Tennessee. Dr. Martin served on the board of the Northwest affiliate of the American Heart Association and was its Chairman from 1997 to 1999. He served on the board of the Medical Device Manufacturers Association and was its Chairman from 1996 to 1998. He served as a board member of the Washington Council of AeA (formerly American Electronics Association), the U.S.’s largest trade association representing the high tech industry, from 1991 to 2001 and as AeA’s national chairman during 2000 through 2001. Dr. Martin currently serves on the boards of CardioDynamics International Corporation (Nasdaq:CDIC), a company that develops, manufactures and markets noninvasive impedance cardiography diagnostic and monitoring technologies and electrocardiograph electrode sensors; Encore Medical Corporation, an independent distributor of medical devices; Inovise Medical, a company that develops and markets advanced electrocardiographic systems; Cardiac Dimensions, an early stage company that develops minimally invasive tools for mitral valve repair; EsophyX, an early stage company that develops minimally invasive devices for the treatment of gastroesophageal reflux disease; and MDdatacor, a company developing medical data mining software. Dr. Martin received his BSEE in 1962 from Christian Brothers College; MSEE in 1964 from Notre Dame; and PhD in Electrical Engineering in 1970 from Duke University.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Eugene A. Bauer, Gary Brukardt, Alastair Clemow and Richard Martin, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Gene E. Burleson, Joel Kanter and Kevin Pendergest, will expire at the second annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. Except for Mr. Kanter and his relationship with Encore Medical Corporation, which was acquired by a blank check company sponsored by Mr. Kanter in 1995 and Mr. Kanter and Mr. Burleson’s relationship to HealthMont, Inc., which was acquired by a private blank check company sponsored by Messrs. Kanter and Burleson in 2000, none of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. Although they were not sponsors of the blank-check corporation that acquired Encore Medical Corporation, Drs. Clemow and Martin have served as members of the board of directors of Encore Medical Corporation since 2003 and 1996, respectively. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Director Independence

Our board of directors has determined that Drs. Bauer, Clemow and Martin and Mr. Brukardt are “independent directors” as defined under Rule 10A-3 of the Exchange Act.

Board Committees

On completion of this offering, our board of directors will have an audit committee. Our board of directors has adopted a charter for this committee as well as a code of conduct and ethics that governs the conduct of our directors, officers and employees.

Audit Committee

Upon completion of this offering, our audit committee will consist of Richard Martin. The independent directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the SEC. O ur board of directors has determined that Dr. Martin qualifies as an “audit committee financial expert,” as such term is defined by SEC rules. We intend to locate and appoint at least two additional independent directors on our audit committee, one independent director to be appointed within 90 days of the completion of the offering and the other independent director to be appointed within one year of the completion of the offering.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also recommend the firm selected to be our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Executive Compensation

No executive officer has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

We have agreed to pay Windy City, Inc. $7,500 per month for use of office space, utilities and personnel. Joel Kanter, our President and Secretary, is the president and a director of Windy City, Inc. This arrangement is being agreed to by Windy City, Inc. for our benefit and is not intended to provide Mr. Kanter compensation in lieu of salary. We believe, based on rents and fees for similar services in the Vienna, Virginia area, that the fee charged by Windy City, Inc. is at least as favorable as we could have obtained from an unaffiliated third party.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers or directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Since our directors own shares of our common stock that will be released from escrow only in certain limited situations, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely.

With respect to potential conflicts relating to potential business combinations, in general, prior to availing themselves personally of a business opportunity, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to the subject corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. While a director with such a conflict may decide to rescue himself, we cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our directors has, or may come to have, conflicting fiduciary obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. All of our officers and directors have fiduciary obligations to those companies on whose board of directors they sit. To the extent that they identify business opportunities that may be suitable for the entities to which they owe a fiduciary obligation by reason of their not being an independent director of such entity, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless any other entity to which they owe such a fiduciary obligation and any successors to such entities have declined to accept such opportunities. Additionally, certain of our directors and officers are directors of companies, both public and private, that may perform business activities in the healthcare industry similar to those that we may perform after consummating a business combination. Mr. Kanter is the president and a director of Windy City, Inc. and serves on the board of directors of several public companies including Encore Medical Corporation (Nasdaq:ENMC), I-Flow Corporation (Nasdaq: IFLO), Logic Devices, Inc. (Nasdaq:LOGC), Magna-Lab, Inc. (OTCBB:MAGLA.OB), Nesco Industries, Inc. (OTCBB:NESK.OB) and Prospect Medical Holdings, Inc. (AMEX:PZZ), as well as the following private companies: David Braun Productions, Inc., BioHorizons Implant Systems, Inc., Med Images, Inc. and Marina Medical, Inc. Dr. Bauer is a founder and member of the board of directors of Connetics Corporation (Nasdaq:CNCT) and a Senior Client Partner for the North American Health Care Division of Korn/Ferry International (NYSE:KFY). Dr. Bauer serves on the board of directors of Protalex, Inc. (OTCBB:PRTX), the American Dermatological Association and Neosil, Inc, of which he is also the Chief Executive Officer. Mr. Brukardt serves as President and Chief Executive Officer of Renal Care Group (NYSE:RCI). Mr. Burleson is on the board of directors of Deckers Outdoor Corporation (Nasdaq:DECK), Prospect Medical Holdings, Inc. (AMEX:PZZ), SunLink Health Systems, Inc. (AMEX:SSY) and Nesco Industries, Inc. (OTCBB:NESK.OB). Also, Mr. Burleson is involved with the following private companies: David Braun Productions, Inc., BioHorizons Implant Systems, Inc., Med Images, Inc., Marina Medical, Inc. and Footcare Associates, Inc. Dr. Clemow is the President and Chief Executive Officer of Nexgen Spine Inc. Dr. Clemow also serves as a member of the board of directors of Encore Medical Corporation (Nasdaq:ENMC), HydroCision, Inc. and BioMedical Enterprises, Inc. Mr. Pendergest is the president of Strategic Alliance Network. Dr. Martin serves on the boards of CardioDynamics International Corporation, Encore Medical Corporation, Inovise Medical, Inc., Cardiac Dimensions, Inc. EsophyX, Inc. and MDdatacor.

In connection with the stockholder vote required to approve any business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares in favor of a business combination. Accordingly, any shares of common stock acquired by existing stockholders in the open market will not have the same right to vote with respect to a potential business combination. Additionally, our existing stockholders will not have conversion rights with respect to shares acquired during or subsequent to this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering and not with respect to any shares acquired in the open market.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. We expect that any such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Before the Offering	After the Offering (2)
Eugene A. Bauer	167,411	7.14%	1.43%
Gene E. Burleson	447,684	19.10%	3.82%
Gary A. Brukardt	203,973	8.70%	1.74%
Alastair Clemow	202,567	8.64%	1.73%
Joel Kanter	205,079	8.75%	1.75%
Kevin Pendergest	247,489	10.56%	2.11%
Richard Martin	280,692	11.98%	2.40%
Windy City, Inc. (3)	82,449	3.52%	*
Chicago Investments, Inc. (4)	506,406	21.61%	4.32%
All directors and executive officers as a group (seven individuals)	1,754,895	74.87%	14.98%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is 8000 Towers Crescent Drive, Suite 1300, Vienna, Virginia 22182.

(2)	Assumes only the sale of 9,375,000 units in this offering, but not the exercise of the 9,375,000 warrants to purchase our common stock included in such units.

(3)	Mr. Kanter is the president and a director of Windy City, Inc. As such, Mr. Kanter exercises discretionary voting power over these shares.

(4)	Chicago Investments, Inc. is a majority-owned subsidiary of Chicago Holdings, Inc., which is ultimately owned by entities controlled by, or established for the benefit of, the Kanter family (consisting generally of the descendants of Beatrice & Maurice Kanter and Henry & Helen Krakow). Joshua S. Kanter, Joel Kanter’s brother, is the President and a director of both corporations. Joel Kanter is neither an officer nor a director of these entities.

Pursuant to the terms of a warrant purchase agreement with Roth Capital, Mr. Kanter, our President and Secretary, or his designees, has agreed to purchase up to $750,000, which equals one percent of the gross proceeds of this offering, of our warrants on the open market at a price per warrant not to exceed $1.20, within 40 trading days of such warrants being separately tradable. Mr. Kanter and his designees can not sell these warrants until the consummation of a business combination. Our other existing stockholders have agreed to serve as designees of Mr. Kanter with respect to this warrant purchase commitment, and they each have agreed to purchase in the open market some of the warrants that Mr. Kanter is required to purchase. These warrants will be non-callable as long as they are held by Mr. Kanter or his designees. While Mr. Kanter and/or his designees are committed to purchase up to $750,000 of our warrants, there is no restriction or limitation that prevents any of them from acquiring more than $750,000 of our warrants. However, n one of our other existing stockholders, officers and directors have indicated to us that they intend to purchase units in the offering or, except as noted immediately above, warrants on the open market. Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Corporate Stock Transfer, Inc., as escrow agent, until the earliest of:

•	three years following the date of this prospectus; or

•	the consummation of a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities, except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and thus we liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Mr. Kanter may be deemed to be our “parent” and “promoter,” as these terms are defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2005, we issued 2,343,750 shares of our common stock to the individuals set forth below for an aggregate amount of $25,000 in cash, at an average purchase price of approximately $0.01 per share, as follows:

Name	Number of Shares	Relationship to Us
Eugene A. Bauer	167,411	Director
Gene E. Burleson	447,684	Chairman and Chief Executive Officer
Gary A. Brukardt	203,973	Director
Alastair Clemow	202,567	Director
Joel Kanter	205,079	President, Secretary and Director
Kevin Pendergest	247,489	Chief Financial Officer, Treasurer and Director
Richard Martin	280,692	Director
Windy City, Inc.	82,449	Stockholder (1)
Chicago Investments, Inc.	506,406	Stockholder (2)

(1)	Mr. Kanter is the president and a director of Windy City, Inc. As such, Mr. Kanter exercises discretionary voting power over these shares.

(2)	Chicago Investments, Inc. is a majority-owned subsidiary of Chicago Holdings, Inc., which is ultimately owned by entities controlled by, or established for the benefit of, the Kanter family (consisting generally of the descendants of Beatrice & Maurice Kanter and Henry & Helen Krakow). Joshua S. Kanter, Joel Kanter’s brother, is the President and a director of both corporations. Joel Kanter is neither an officer nor a director of these entities.

The holders of the majority of these shares will be entitled to require us, on up to two occasions, to register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of this prospectus. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, M ess r s . Burleson, Pendergest and Brukardt, Dr. Clemow, Dr. Martin and Windy City, Inc. have loaned us a total of $ 12 2,500, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees and legal and accounting fees and expenses. The loan from Mr. Burleson will be payable without interest on the earlier of June 23, 2006 or the consummation of the offering. The loan from Windy City, Inc. will be payable without interest on the earlier of July 8, 2006 or the consummation of the offering. The loan from Mr. Pendergest will be payable without interest on the earlier of July 11, 2006 or the consummation of the offering. The loan from Dr. Martin will be payable without interest on the earlier of July 15, 2006 or the consummation of the offering. The loan from Dr. Clemow will be payable without interest on the earlier of July 22, 2006 or the consummation of the offering. The loan from Mr. Brukardt will be payable without interest on the earlier of July 28, 2006 or the consummation of the offering.

Mr. Kanter, our President and Secretary, or his designees, has agreed to purchase up to $750,000 of our warrants on the open market, at a price per warrant not to exceed $1.20, within 40 trading days of such warrants being separately tradable. Our other existing stockholders have indicated that they each intend to purchase some of the warrants that Mr. Kanter is required to purchase. Mr. Kanter and his designees cannot sell these warrants until the consummation of a business combination. These warrants will be non-callable as long as they are held by Mr. Kanter or his designees.

In addition, we have agreed to pay Windy City, Inc. $7,500 per month for use of office space, utilities and personnel. Joel Kanter, our President and Secretary, is the president and a director of Windy City, Inc.

Mr. Kanter may be deemed to be our “parent” and “promoter,” as these terms are defined under the Federal securities laws.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. We have also agreed to pay the fees and expenses associated with the attendance at the quarterly meetings of our board of directors by an advisor appointed by Roth Capital.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust fund unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the healthcare industry. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the healthcare industry.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us at that time, based upon other similar arrangements know to us, to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 2,343,750 shares of common stock are outstanding, held by nine record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants may begin to trade separately on the 90th day after the date of this prospectus unless Roth Capital informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common Stock

In connection with the stockholder vote required to approve any business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares in favor of a business combination.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market, including any existing stockholders to the extent that they purchase or acquire such shares. Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

Except for the conversion rights related to the trust fund discussed elsewhere in this prospectus, our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust fund, or that votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant, other than a warrant issued under the purchase option issued to the underwriters, entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption, with Roth Capital’s prior consent,

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the average closing sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Corporate Stock Transfer, Inc., as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Mr. Kanter, our President and Secretary, or his designees, has agreed to purchase up to $750,000 of our warrants on the open market, at a price per warrant not to exceed $1.20, within 40 trading days of such warrants being separately tradable. Our other existing stockholders have indicated that they each intend to purchase some of the warrants that Mr. Kanter is required to purchase. Mr. Kanter and his designees can not sell these warrants until the consummation of a business combination. These warrants will be non-callable as long as they are held by Mr. Kanter or his designees.

Purchase Option

We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 468,750 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of cash dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any cash dividends in the foreseeable future. In addition, our board is not currently contem platin g and does not anticipate declaring any stock dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive, South, Suite 430, Denver, Colorado 80209.

Shares Eligible for Future Sale

Immediately after this offering, we will have 11,718,750 shares of common stock outstanding, or 13,125,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 9,375,000 shares sold in this offering, or 10,781,250 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,343,750 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to                 , 2006. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares will be destroyed), and the consummation of a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 117,188 shares immediately after this offering (or 131,250 if the underwriters exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 2,343,750 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to require us, on up to two occasions, to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

Roth Capital is the lead managing underwriter of the offering and is acting as representative of the underwriters named below. Subject to the terms and conditions in the underwriting agreement, each underwriter named below has agreed to purchase from us, on a firm commitment basis, the respective number of units shown opposite its name below at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Underwriters	Number of Units
Roth Capital Partners, LLC
Total	9,375,000

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters’ obligations to purchase our units are subject to the satisfaction of the conditions contained in the underwriting agreement, including the following:

•	if any units are purchased by the underwriters, then all of the units the underwriters agreed to purchase (other than those covered by the over-allotment option described below) must be purchased;

•	the representations and warranties made by us to the underwriters are true;

•	there is no material adverse change in our business or in the financial markets; and

•	we deliver customary closing documents to the underwriters.

The underwriters propose to offer the units directly to the public at the public offering price presented on the cover page of this prospectus and to selected dealers, who may include the underwriters, at the public offering price less a selling concession not in excess of $        per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $        per unit to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms. The underwriters have informed us that they will not confirm sales to any accounts over which they exercise discretionary authority without first obtaining the specific approval of the account holder.

The following table summarizes the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

		Total
	Per Unit	Without Over- Allotment	With Over- Allotment
Public offering price	$8.00	$75,000,000	$86,250,000
Underwriting discounts and commissions	.48	4,500,000	5,175,000
Non-accountable expense allowance	.16	1,500,000	1,500,000
Proceeds before expenses	$7.36	$69,000,000	$79,575,000

In addition to the underwriting discounts and commissions, we have agreed to pay the representative a non-accountable expense allowance of 2.0% of the gross proceeds of this offering, excluding proceeds from exercise of the over-allotment option. To date, we have provided the representative a $ 50,000 advance against expenses. In the event the offering is terminated prior to its completion, the representative will refund to us the amount previously advanced, less the representative’s actual out-of-pocket expenses incurred in connection with this offering. We estimate that the total expenses of the offering, other than underwriting discounts and commissions and the non-accountable expense allowance, will be approximately $320,000. These expenses are comprised of SEC registration fees, NASD filing fees, professional fees and expenses, printing and engraving expenses, transfer agent fees, state securities fees and expenses, premiums for director and officer liability insurance and the initial trustee fee charged by Corporate Stock Transfer, Inc.

We have granted to the underwriters an option to purchase up to an aggregate 1,406,250 units, exercisable solely to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The underwriters may exercise the option in whole or in part at any time until 45 days after the date of the underwriting agreement. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. To the extent the underwriters exercise this option, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional units proportionate to that underwriter’s initial commitment as indicated in the preceding table.

We have agreed to indemnify the underwriters against certain liabilities relating to the offering, including liabilities under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities. In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York, Rhode Island and Wyoming. We have applied to have the units registered for sale, or we are relying on exemptions from registration in the states mentioned above. In states that require registration, we will not sell the units in those states unless and until such registration is effective in each of those states (including in Colorado, pursuant to 11-51- 302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the states and territories of the United States are preempted from regulating the resale by shareholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not require any notice filings or fee payments and permit the resale by shareholders of the units, and the common stock and warrants comprising the units, once they become separately transferable:

•	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Guam, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states permit the resale by shareholders of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

•	District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Notwithstanding the exemption from state registration provided by the National Securities Markets Improvement Act, described above, certain states, regardless of whether they require a filing to be made or fee to be paid, may refuse to allow resales of securities issued in blank check offerings. If any states advise us in writing that they refuse to exempt the registration of resales, we will amend this prospectus to disclose the states in which our securities will be ineligible for secondary trading without registration.

However, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states, without any notice filings or fee payments, based upon the availability of another applicable exemption from the state’s registration requirements.

Pricing of Securities

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and its experience in identifying and managing operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in a particular industry. An active public trading market may not develop following completion of this offering or, if developed, may not be sustained.

Warrant Solicitation Fee

We have engaged the representative of the underwriters, Roth Capital, on a non-exclusive basis as our agent for the solicitation of exercise of the warrants. To the extent permitted by the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay Roth Capital for bona fide solicitation services a commission equal to 5% of the exercise price for each warrant exercised after one year from the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting the exercise of warrants orally or in writing, the representative’s services may include disseminating information to warrant holders by telephonic, electronic or written means about us or the market for our securities, and assisting in the processing of exercise of warrants. No compensation will be paid to the representative on the exercise of warrants if the:

•	market price of our common stock is lower than the exercise price of the warrants;

•	warrant holder has not confirmed in writing that the underwriters solicited the exercise;

•	warrants are held in a discretionary account;

•	warrants are exercised in an unsolicited transaction; or

•	agreement to pay the solicitation fee is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 468,750 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus, and expiring five years from the date of this prospectus. The option and the 468,750 units, the 468,750 shares of common stock and the 468,750 warrants underlying such units, and the 468,750 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Roth Capital will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of common stock at a price below the option exercise price.

Regulatory Restrictions on Purchase of Securities

The SEC has rules that may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-allotments and syndicate coverage transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of the securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We have agreed to retain the representative to advise us in connection with our initial business combination and will pay the representative a cash fee at the closing of our business combination equal to 1.0% of the total consideration paid to a target business or businesses. If we issue common stock as all or part of the purchase price in our initial business combination, we will value such common stock based on the average of the closing bid and asked prices of our common stock during the 20 trading days preceding the closing of the business combination. If preferred stock is used as consideration or there is not an active trading market in our common stock prior to the closing of the business combination, our board of directors will value such securities based on their good faith, reasonably exercised judgment. Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide these or other services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiations; provided that, except as set forth above with respect to the representative acting as our investment banker, no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

We have agreed not to effect a business combination without the involvement of the representative in such business combination in an advisory capacity, which shall include: (i) assistance in due diligence of a potential target business or businesses, (ii) organization and preparation of a “road show” in connection with our seeking stockholder approval of a business combination, and (iii) the rendering by Roth Capital of a fairness opinion, if reasonably requested by the Company’s board of directors, on reasonable and customary terms.

We have granted the representative the right to have its designee present at all meetings of our board of directors that take place after the date of this prospectus and before a business combination is completed. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. The designee shall be reimbursed for all costs incurred in attending such meetings including food, lodging and transportation. The representative has not named a designee as of the date of this prospectus.

Commencing on completion of this offering and for a period of twenty-four months thereafter, we have granted the representative the right of first refusal to act as lead underwriter, or minimally as a co-manager entitled to at least 50% of the fees and commissions, or in the case of a financing with three co-managers, at least 33% of the fees and commissions, for any and all future public and private equity and debt offerings undertaken by us or our successors or subsidiaries during such period.

Prior to closing our initial business combination, we have agreed with the representative that we will obtain key person life insurance in the amount of $2.0 million on the lives of each of our chief executive officer and our other senior executive officers. The life insurance policy must be issued by an insurer rated at least AA or better in the most recent addition of “Best’s Life Reports.” We have agreed to maintain such insurance in effect for a minimum period of three years from the closing of our initial business combination, and that we will be the sole beneficiary under this policy.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect. We have been advised that, in the opinion of the SEC, indemnification of such liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Powell Goldstein LLP, Atlanta, Georgia. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Echo Healthcare Acquisition Corp. at July 11, 2005 and for the period from June 10, 2005 (date of inception) through July 11, 2005 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which includes an explanatory paragraph relating to substantial doubt existing about our ability to continue as a going concern, of Eisner LLP, New York, New York, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

ECHO HEALTHCARE ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders:

We have audited the accompanying balance sheet of Echo Healthcare Acquisition Corp. (a development stage company) (the “Company”) as of July 11, 2005 and the related statements of operations, stockholder’s equity and cash flows for the period from June 10, 2005 (date of inception) through July 11, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Echo Healthcare Acquisition Corp. as of July 11, 2005 and the results of its operations and its cash flows for the period from June 10, 2005 (date of inception) through July 11, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company has a negative working capital position of ($76,130) as of July 11, 2005 which is insufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Eisner LLP
Eisner LLP
New York, New York
July 12, 2005

With respect to Note H
July 28, 2005

Echo Healthcare Acquisition Corp.
(a development stage company)

Balance Sheet

July 11, 2005
ASSETS

Current assets:
Cash	$62,370

Deferred offering costs	100,130
Total assets	$162,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued expenses	$1,000
Accrued offering costs	65,000
Notes payable to stockholders	72,500
Total current liabilities	138,500

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY

Preferred stock—$.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding
Common stock—$.0001 par value, 100,000,000 shares authorized; 2,343,750 issued and outstanding	234
Additional paid-in capital	24,766
Deficit accumulated during the development stage	(1,000)
Total stockholders’ equity	24,000
Total liabilities and stockholders’ equity	$162,500

See Notes to Financial Statements.

Echo Healthcare Acquisition Corp.
(a development stage company)

Statement of Operations

June 10, 2005 (Date of Inception) through July 11, 2005

Revenue	$0

Organization costs	$(1,000)

Net loss for the period	$(1,000)

Net loss per share—basic and diluted	$0.000

Weighted average number of shares outstanding—basic and diluted	2,343,750

See Notes to Financial Statements.

Echo Healthcare Acquisition Corp.
(a development stage company)

Statement of Stockholders’ Equity

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total
Balance—June 10, 2005 (date of inception)	-0-	-0-	-0-	-0-	-0-
Contributions from founding stockholders—July 8, 2005	2,343,750	$234	$24,766		$25,000
Net loss				$(1,000)	(1,000)
Balance—July 11, 2005	2,343,750	$234	$24,766	$(1,000)	$24,000

See Notes to Financial Statements.

Echo Healthcare Acquisition Corp.
(a development stage company)

Statement of Cash Flows

June 10, 2005 (Date of Inception) through July 11, 2005
Cash flows from operating activities:
Net loss	$(1,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accrued expenses	1,000
Net cash used by operating activities	0
Cash flows from financing activities:
Proceeds from notes payable to stockholders	72,500
Proceeds from sale of common stock	25,000
Payments of offering costs	(35,130)
Net cash provided by financing activities	62,370
Net increase in cash	62,370
Cash—beginning of period	0
Cash—end of period	$62,370

See Notes to Financial Statements.

Echo Healthcare Acquisition Corp.
(a development stage company)
Notes to Financial Statements

NOTE A—	ORGANIZATION AND BUSINESS OPERATIONS; GOING CONCERN CONSIDERATION

Echo Healthcare Acquisition Corp. (the “Company”) was incorporated in Delaware on June 10, 2005. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, other similar business combination one or more domestic or international operating business es in the healthcare industry. The Company has neither engaged in any operations nor generated revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. As such, the Company’s operating results through July 11, 2005 relate to early stage organizational activities, and its ability to begin planned operations is dependent upon the completion of a Financing. The Company has selected December 31 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the proposed initial public offering of its Units (as described in Note C) (“Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward acquiring an operating company in the healthcare industry (“Acquisition”). Furthermore, there is no assurance that the Company will be able to successfully effect an Acquisition. Upon the closing of the Proposed Offering, ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (“Trust Fund”) and invested in government securities until the earlier of (i) the consummation of its initial Acquisition or (ii) the distribution of the Trust Fund as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the Acquisition, will submit such transaction for stockholder approval. In the event that holders of 20% or more of the shares issued in the Proposed Offering vote against the Acquisition and exercise their conversion rights, the Acquisition will not be consummated.

In the event that the Company does not consummate an Acquisition within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied (the “Acquisition Period”), the proceeds held in the Trust Fund will be distributed to the Company’s public stockholders, excluding the persons who were stockholders prior to the Proposed Offering (the “Founding Stockholders”) to the extent of their initial stock holdings. However, the Founding Stockholders will participate in any liquidation distribution with respect to any shares of the common stock acquired in connection with or following the Proposed Offering. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

Going concern consideration—As indicated in the accompanying financial statements, at July 11, 2005, the Company had $62,370 in cash and a working capital deficiency of $76,130. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note C. There is no assurance that the Company’s plans to raise capital or to consummate an Acquisition will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue operations as a going concern. No adjustments have been made to the accompanying financial statements as a result of this uncertainty.

Echo Healthcare Acquisition Corp.
(a development stage company)
Notes to Financial Statements—(Continued)

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]	Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[2]	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[3]	Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of start-up costs and temporary differences, aggregating approximately $340. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at July 11, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

[4]	Deferred offering costs:

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

[5]	Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

NOTE C—PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 9,375,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the effective date of the prospectus or (b) the completion of an Acquisition. The warrants expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

Echo Healthcare Acquisition Corp.
(a development stage company)
Notes to Financial Statements—(Continued)

NOTE D—NOTES PAYABLE TO FOUNDING STOCKHOLDERS

As of the balance sheet date, the Company had issued notes totaling $72,500 to certain of its Founding Stockholders. The proceeds from these notes are expected to be used to pay a portion of the expenses of the Company. The note to one of the Founding Stockholders in the amount of $25,000 will be payable without interest on the earlier of June 23, 2006 or the consummation of the offering. The note to another one of the Founding Stockholders in the amount of $25,000 will be payable without interest on the earlier of July 8, 2006 or the consummation of the offering. The note to a third Founding Stockholder in the amount of $22,500 will be payable without interest on the earlier of July 11, 2006 or the consummation of the offering. Due to the related party nature of the notes, the estimated fair value of the notes are not reasonably determinable.

NOTE E—RELATED PARTY TRANSACTION

The Company has agreed to pay a Founding Stockholder an administrative fee of $7,500 per month for office space and general and administrative services from the effective date of the Proposed Offering through the effective date of the acquisition of a target business.

NOTE F—COMMITMENTS AND OTHER MATTERS

The Company has engaged the underwriters of the Proposed Offering, on a non-exclusive basis, as their agent for the solicitation of the exercise of the warrants. The Company has agreed to pay the underwriters a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of the prospectus if the exercise was solicited by the underwriters.

The Company has a commitment to pay an underwriting discount of 6% of the public offering price and a 2% non-accountable expense allowance to the representatives of the underwriters at the closing of the offering.

The Company has agreed to sell to the underwriters for $100, an option to purchase up to a total of 468,750 units exercisable at $10.00 per unit. The units issuable upon exercise of this option are identical to the Units in the Proposed Offering and will be issued to the underwriters only upon the consummation of the Proposed Offering. This option is exercisable commencing on the later of the consummation of a business combination and one year from the date of this prospectus, and expiring five years from the date of this prospectus. The option and the 468,750 units, the 468,750 shares of common stock and the 468,750 warrants underlying such units, and the 468,750 shares of common stock underlying such warrants, are subject to a 180-day lock-up. The underwriter will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the date of the Proposed Offering. However, the option may be transferred to any underwriter and selected dealer participating in the Proposed Offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of common stock at a price below the option exercise price. The option may be exercised for cash, or on a “cashless” basis, at the holders option, such that the holder may receive a net amount of shares equal to the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants, and the market price of the underlying securities). The units issuable upon exercise of this option are identical to the Units in the Proposed Offering.

Echo Healthcare Acquisition Corp.
(a development stage company)
Notes to Financial Statements—(Continued)

The Company intends to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. The option will be valued at the date of issuance, however, for illustrative purposes, the Company has estimated, based upon a Black-Scholes model, that the fair value of the option as of July 12 , 2005 would be approximately $ 77 3,000, using an expected life of five years, volatility of 24.71 % and a risk-free interest rate of 3.87% . The volatility calculation of 24.71 % is based on the five-year volatility of the Russell 2000 Healthcare Index. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its units, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the five-year volatility of the Russell 2000 Healthcare Index because its management believes that the volatility of this index is a reasonable benchmark to use in estimating the expected volatility for the Company’s units. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

The Company has engaged the underwriter to provide advice in connection with the initial Acquisition and will pay the underwriter a cash fee at the closing equal to 1.0% of the total consideration paid to a target business or businesses.

The Company paid the underwriter an advance of $25,000 to cover expenses associated with the offering.

NOTE G—FOUNDING STOCKHOLDER

A Founding Stockholder has agreed with the Company that after this offering is completed and within 40 trading days after the separate trading of warrants has commenced, that he or certain of his affiliates or designees collectively will purchase up to $750,000 of warrants in the public marketplace at prices not to exceed $1.20 per warrant. He has further agreed that any warrants purchased by him or his affiliates or designees will not be sold or transferred until the completion of an Acquisition. Our other existing stockholders have indicated that they each intend to purchase some of the warrants that this Founding Stockholder is required to purchase. Such warrants will be non-callable as long as they are held by the Founding Stockholder and/or his designees.

NOTE H—SUBSEQUENT EVENTS

The Company borrowed $50,000 between July 15, 2005 and July 28, 2005 from Founding Stockholders, who are also directors of the Company. The Company issued $50,000 of unsecured promissory notes, which are non-interest bearing and are payable the earlier of one year from the date of issuance or the consummation of the Proposed Offer.

Until [                                ], 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$75,000,000
[LOGO]
Echo Healthcare
Acquisition Corp.

9,375,000
Units

PROSPECTUS

Roth Capital Partners
                    , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$2,500	(1)
SEC Registration Fee	18,650
NASD filing fee	16,344
Accounting fees and expenses	25,000
Printing and engraving expenses	50,000
Directors & Officers liability insurance premiums	70,000	(2)
Legal fees and expenses	160,000
Blue sky services and expenses	40,000
Miscellaneous	10,006	(3)
Total	$392,500

(1)  In addition to the initial acceptance fee that is charged by Corporate Stock Transfer, Inc., as trustee following the offering, the registrant will be required to pay to Corporate Stock Transfer, Inc. annual fees of approximately $1,000 for acting as trustee, approximately $1,400 for acting as transfer agent of the registrant’s common stock and a $2,500 annual fee and a $5,000 initial fee for acting as escrow agent.

(2)  This amount represents the approximate amount of Director and Officer liability insurance premiums that we anticipate paying following the consummation of our initial public offering and until we consummate a business combination.

(3) This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Eugene A. Bauer	167,411
Gene E. Burleson	447,684
Gary A. Brukardt	203,973
Alastair Clemow	202,567
Joel Kanter	205,079
Kevin Pendergest	247,489
Richard Martin	280,692
Windy City, Inc.	82,449
Chicago Investments, Inc.	506,406
Total	2,343,750

Such shares were issued on July 8, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.01 per share. No underwriting discounts or commissions were paid with respect to such sales. The Registrant filed a Form D relating to the issuance of these securities with the Securities and Exchange Commission on July 22, 2005. No other shares of common stock have been issued by the Registrant.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Selected Dealers Agreement.*
3.1	Certificate of Incorporation. **
3.2	By-laws. **
4.1	Specimen Unit Certificate. **
4.2	Specimen Common Stock Certificate. **
4.3	Specimen Warrant Certificate. **
4.4	Form of Warrant Agreement between Corporate Stock Transfer, Inc. and the Registrant.*
5.1	Opinion of Powell Goldstein LLP.*
10.1	Form of Investment Management Trust Agreement between Corporate Stock Transfer, Inc. and the Registrant.
10.2	Form of Stock Escrow Agreement between the Registrant, Corporate Stock Transfer, Inc. and the Existing Stockholders.
10.3	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders. **
10.4	Form of Unit Option Purchase Agreement between the Registrant and Roth Capital Partners, LLC. **
10.5	Form of Warrant Purchase Agreement by and between the Registrant, Joel Kanter and Roth Capital Partners, LLC. **
10.6	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Eugene A. Bauer.
10.7	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Gary A. Brukardt.
10.8	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Gene E. Burleson.
10.9	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Alastair Clemow.
10.10	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Joel Kanter.
10.11	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Richard Martin.
10.12	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Kevin Pendergest.
10.13	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Windy City, Inc.
10.14	Letter Agreement among the Registrant, Roth Capital Partners, LLC and Chicago Investments, Inc.
10.15	Office Services Agreement between the Registrant and Windy City, Inc.
10.16	Promissory Note, dated June 23, 2005, issued to Gene E. Burleson in the amount of $25,000. **
10.17	Promissory Note, dated July 8, 2005, issued to Windy City, Inc. in the amount of $25,000. **
10.18	Promissory Note, dated July 11, 2005, issued to Kevin Pendergest in the amount of $22,500. **
10.19	Promissory Note, dated July 15, 2005, issued to Richard Mart in in the amount of $25,000.
10.20	Promissory Note, dated July 22, 2005, issued to Alastair Clemow in the amount of $15,000.
10.21	Promissory Note, dated July 28, 2005, issued to Gary A. Brukardt in the amount of $10,000.
14.1	Code of Ethics and Conduct.
23.1	Consent of Eisner LLP.
23.2	Consent of Powell Goldstein LLP (included in Exhibit 5.1).*
24	Power of Attorney. **

*	To be filed by amendment.

**	Previously filed.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to R egistration S tatement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on the 25 th day of August , 2005.

Echo Healthcare Acquisition Corp.

By: /s/ Joel Kanter Name: Joel Kanter Title: President and Secretary

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
* Gene E. Burleson	Chairman and Chief Executive Officer	August 25 , 2005
/s/ Joel Kanter Joel Kanter	President, Secretary and Director (Principal Executive Officer)	August 25 , 2005
* Kevin Pendergest	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	August 25 , 2005
* Eugene A. Bauer	Director	August 25 , 2005
* Gary A. Brukardt	Director	August 25 , 2005
* Alastair Clemow	Director	August 25 , 2005
* Richard Martin	Director	August 25 , 2005

*	By Joel Kanter, Power of Attorney